                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          NOVITRON INTERNATIONAL, INC.;

                               CLINICAL DATA INC.;

                                       AND

                      GROUP PRACTICE SERVICES INCORPORATED

                           Dated as of April 29, 2003

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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS........................................................................................2
     Section 1.1.    Accounts Payable........................................................................2
     Section 1.2.    Accounts Receivable.....................................................................2
     Section 1.3.    Affiliate...............................................................................2
     Section 1.4.    Agreement...............................................................................2
     Section 1.5.    Business................................................................................2
     Section 1.6.    Certificate of Merger...................................................................2
     Section 1.7.    Code....................................................................................2
     Section 1.8.    Confidentiality Agreement...............................................................3
     Section 1.9.    Contracts...............................................................................3
     Section 1.10.   DGCL....................................................................................3
     Section 1.11.   Dissenting Shares.......................................................................3
     Section 1.12.   DOL.....................................................................................3
     Section 1.13.   Effective Time..........................................................................3
     Section 1.14.   Elan Purchase Agreement.................................................................3
     Section 1.15.   Environmental Claim.....................................................................3
     Section 1.16.   Environmental Laws......................................................................3
     Section 1.17.   ERISA...................................................................................3
     Section 1.18.   Exchange Act............................................................................3
     Section 1.19.   GAAP....................................................................................4
     Section 1.20.   Governmental Authority..................................................................4
     Section 1.21.   GPSI....................................................................................4
     Section 1.22.   GPSI Beneficiary........................................................................4
     Section 1.23.   GPSI Benefit Plans......................................................................4
     Section 1.24.   GPSI Certificates.......................................................................4
     Section 1.25.   GPSI Common Stock.......................................................................4
     Section 1.26.   GPSI Contracts..........................................................................4
     Section 1.27.   GPSI Disclosure Schedule................................................................4
     Section 1.28.   GPSI Dissenting Holder..................................................................4
     Section 1.29.   GPSI ERISA Affiliate....................................................................4
     Section 1.30.   GPSI Financial Statements...............................................................5
     Section 1.31.   GPSI Preferred Stock....................................................................5
     Section 1.32.   GPSI Share or GPSI Shares...............................................................5
     Section 1.33.   GPSI Signing Stockholders...............................................................5
     Section 1.34.   GPSI Stockholder Approval...............................................................5
     Section 1.35.   GPSI Stockholders.......................................................................5
     Section 1.36.   GPSI Subsidiaries.......................................................................5
     Section 1.37.   Intellectual Property...................................................................5
     Section 1.38.   IRS.....................................................................................6
     Section 1.39.   Kirk....................................................................................6
     Section 1.40.   Knowledge of GPSI.......................................................................6
     Section 1.41.   Knowledge of Parent.....................................................................6
     Section 1.42.   Landmark................................................................................6
     Section 1.43.   Landmark Merger Agreement...............................................................6
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     Section 1.44.   Law.....................................................................................6
     Section 1.45.   Lien....................................................................................6
     Section 1.46.   Material Adverse Effect.................................................................7
     Section 1.47.   Merger..................................................................................7
     Section 1.48.   Merger Closing..........................................................................7
     Section 1.49.   Merger Closing Date.....................................................................7
     Section 1.50.   Merger Consideration....................................................................7
     Section 1.51.   Merger Subsidiary.......................................................................7
     Section 1.52.   Merger Subsidiary Common Stock..........................................................7
     Section 1.53.   NASDAQ..................................................................................7
     Section 1.54.   Parent..................................................................................7
     Section 1.55.   Parent Beneficiary......................................................................7
     Section 1.56.   Parent Benefit Plans....................................................................8
     Section 1.57.   Parent Common Stock.....................................................................8
     Section 1.58.   Parent ERISA Affiliate..................................................................8
     Section 1.59.   Parent Financial Statements.............................................................8
     Section 1.60.   Parent Preferred Stock..................................................................8
     Section 1.61.   Parent Proxy Statement..................................................................8
     Section 1.62.   Parent SEC Documents....................................................................8
     Section 1.63.   Parent Series A Preferred Stock.........................................................8
     Section 1.64.   Parent Special Meeting..................................................................8
     Section 1.65.   Parent Stockholder Approval.............................................................9
     Section 1.66.   Permits.................................................................................9
     Section 1.67.   Permitted Liens.........................................................................9
     Section 1.68.   Person..................................................................................9
     Section 1.69.   PPM.....................................................................................9
     Section 1.70.   Prime Rate..............................................................................9
     Section 1.71.   Registrable Security or Securities......................................................9
     Section 1.72.   Restricted Security....................................................................10
     Section 1.73.   Restructuring..........................................................................10
     Section 1.74.   SEC....................................................................................10
     Section 1.75.   Securities Act.........................................................................10
     Section 1.76.   Shelf Registration Statement...........................................................10
     Section 1.77.   Subsidiary.............................................................................10
     Section 1.78.   Surviving Corporation..................................................................10
     Section 1.79.   Tax; Taxes.............................................................................10
     Section 1.80.   Tax Return.............................................................................11

ARTICLE II THE MERGER.......................................................................................11
     Section 2.1.    The Merger.............................................................................11
     Section 2.2.    Certificate of Incorporation and Bylaws................................................11
     Section 2.3.    Board of Directors.....................................................................12
     Section 2.4.    Management.............................................................................12
     Section 2.5.    Effect on Capital Stock................................................................12
     Section 2.6.    Exchange of GPSI Certificates..........................................................13
     Section 2.7.    Anti-Dilution Provisions...............................................................14
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ARTICLE III STOCKHOLDER APPROVAL; EFFECTIVE TIME; CLOSING...................................................15
     Section 3.1.    Stockholder Approval...................................................................15
     Section 3.2.    Effective Time.........................................................................15
     Section 3.3.    Time and Place of Merger Closing.......................................................15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF GPSI...........................................................15
     Section 4.1.    Organization and Authority of GPSI and the GPSI Subsidiaries...........................16
     Section 4.2.    Capitalization.........................................................................16
     Section 4.3.    Authority Relative to this Agreement; Recommendation...................................18
     Section 4.4.    Consents and Approvals; No Violations..................................................19
     Section 4.5.    Title to and Condition of Assets.......................................................19
     Section 4.6.    Absence of Certain Events..............................................................19
     Section 4.7.    Subsidiaries...........................................................................20
     Section 4.8.    Consolidated Financial Statements......................................................20
     Section 4.9.    Litigation.............................................................................21
     Section 4.10.   Employee Benefit Plans Matters.........................................................21
     Section 4.11.   Labor Matters..........................................................................23
     Section 4.12.   Tax Matters............................................................................24
     Section 4.13.   Compliance with Law....................................................................25
     Section 4.14.   Fees and Expenses of Brokers and Others................................................25
     Section 4.15.   Absence of Undisclosed Liabilities.....................................................25
     Section 4.16.   Environmental Laws and Regulations.....................................................25
     Section 4.17.   Intellectual Property..................................................................26
     Section 4.18.   Insurance..............................................................................27
     Section 4.19.   Books and Records......................................................................27
     Section 4.20.   Accounts Receivable and Accounts Payable...............................................27
     Section 4.21.   Material Contracts.....................................................................28
     Section 4.22.   Real or Personal Property..............................................................29
     Section 4.23.   Vote Required..........................................................................29
     Section 4.24.   Full Disclosure........................................................................29

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY....................................29
     Section 5.1.    Organization and Authority of the Parent...............................................29
     Section 5.2.    Capitalization.........................................................................30
     Section 5.3.    Authority Relative to this Agreement...................................................30
     Section 5.4.    Consents and Approvals; No Violations..................................................31
     Section 5.5.    SEC Documents..........................................................................31
     Section 5.6.    Fees and Expenses of Brokers and Others................................................32
     Section 5.7.    Absence of Certain Events..............................................................32
     Section 5.8.    Compliance with Law....................................................................33
     Section 5.9.    Absence of Undisclosed Liabilities.....................................................33
     Section 5.10.   Environmental Laws and Regulations.....................................................33
     Section 5.11.   Vote Required; Board Approval..........................................................34
     Section 5.12.   Parent Proxy Statement; PPM; Shelf Registration Statement..............................34
     Section 5.13.   Litigation.............................................................................35
     Section 5.14.   Employee Benefit Plans Matters.........................................................35
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     Section 5.15.   Tax Matters............................................................................37
     Section 5.16.   Listing................................................................................38
     Section 5.17.   Full Disclosure........................................................................38

ARTICLE VI COVENANTS RELATING TO CONDUCT OF BUSINESS........................................................38
     Section 6.1.    Conduct of Business of GPSI............................................................38
     Section 6.2.    Conduct of Business of Parent..........................................................40

ARTICLE VII ADDITIONAL AGREEMENTS...........................................................................41
     Section 7.1.    Parent Stockholder Meeting.............................................................41
     Section 7.2.    The Parent Proxy Statement.............................................................41
     Section 7.3.    PPM....................................................................................42
     Section 7.4.    Shelf Registration Statement...........................................................43
     Section 7.5.    Obligations of Parent..................................................................43
     Section 7.6.    NASDAQ Listing.........................................................................46
     Section 7.7.    Restructuring..........................................................................47
     Section 7.8.    Access to Information..................................................................47
     Section 7.9.    Reasonable Efforts; Notification.......................................................47
     Section 7.10.   Fees and Expenses......................................................................48
     Section 7.11.   Public Announcements...................................................................48
     Section 7.12.   Indemnification of Directors, Officers and Other Individuals...........................49
     Section 7.13.   Agreement to Defend....................................................................49
     Section 7.14.   Amendment of Schedules.................................................................49
     Section 7.15.   Reorganization Status..................................................................49
     Section 7.16.   Other Actions..........................................................................50
     Section 7.17.   Legends................................................................................50
     Section 7.18.   Cash; Cancellation of Master Promissory Note...........................................50

ARTICLE VIII CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER.............................................50
     Section 8.1.    Conditions Precedent to Obligations of Parent and Merger Subsidiary....................50
     Section 8.2.    Conditions Precedent to Obligations of GPSI............................................52

ARTICLE IX TERMINATION; AMENDMENT; WAIVER...................................................................53
     Section 9.1.    Termination............................................................................53
     Section 9.2.    Effect of Termination..................................................................54
     Section 9.3.    Amendment..............................................................................54
     Section 9.4.    Extension; Waiver......................................................................54
     Section 9.5.    Procedure for Termination, Amendment, Extension or Waiver..............................54

ARTICLE X MISCELLANEOUS.....................................................................................55
     Section 10.1.   Entire Agreement; Assignment...........................................................55
     Section 10.2.   Interpretation.........................................................................55
     Section 10.3.   Notices................................................................................55
     Section 10.4.   Governing Law..........................................................................56
     Section 10.5.   Parties in Interest....................................................................56
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     Section 10.6.   Counterparts...........................................................................57
     Section 10.7.   Severability...........................................................................57
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                                       (v)

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                             EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit 1.40   Knowledge of GPSI
Exhibit 1.41   Knowledge of Parent
Exhibit 1.63   Certificate of Designation
Exhibit 2.1    Certificate of Merger
Exhibit 4.8    GPSI Financial Statements
Exhibit 7.7    Restructuring

DISCLOSURE SCHEDULES

GPSI Disclosure Schedule
Parent Disclosure Schedule

                                      (vi)

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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 29, 2003, by and among NOVITRON INTERNATIONAL, INC., a Delaware corporation ("Parent"), CLINICAL DATA INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), and GROUP PRACTICE SERVICES INCORPORATED, a Delaware corporation ("GPSI"), recites and provides as follows:

                                    RECITALS

     WHEREAS, the respective Boards of Directors of Parent, Merger Subsidiary and GPSI have approved the merger of GPSI with and into Merger Subsidiary, with the Merger Subsidiary being the surviving corporation (the "Merger"), upon the terms and subject to the conditions of this Agreement and whereby each issued and outstanding share of GPSI Common Stock and each issued and outstanding share of GPSI Preferred Stock will be converted into shares of Parent Series A Preferred Stock, as provided herein;

     WHEREAS, the Board of Directors of Parent has agreed that upon Parent Stockholder Approval, the shares of Parent Series A Preferred Stock held by the GPSI Stockholders will be convertible into shares of Parent Common Stock;

     WHEREAS, the Board of Directors of Parent has recommended that its stockholders approve and adopt the transactions contemplated by this Agreement and will submit for consideration, adoption and approval to the stockholders of Parent at the Parent Special Meeting, the transactions contemplated by this Agreement;

     WHEREAS, the GPSI Signing Stockholders intend to execute in accordance with the applicable provisions of the DGCL and the Certificate of Incorporation and Bylaws of GPSI, a non-unanimous written consent adopting and approving this Agreement, the Merger and the transactions contemplated hereby;

     WHEREAS, GPSI, Merger Subsidiary and Parent desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

     WHEREAS, for Federal income Tax purposes, it is intended that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code and the regulations promulgated thereunder.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises, which are incorporated into and made part of this Agreement, and of the mutual representations, warranties, covenants, agreements and conditions set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1. Accounts Payable.

     "Accounts Payable" shall mean payables from the operations of GPSI and the GPSI Subsidiaries arising in the ordinary course of the Business as of the Merger Closing.

Section 1.2. Accounts Receivable.

     "Accounts Receivable" shall mean all accounts receivable, security deposits, notes receivable, prepaids and associated rights owned by GPSI and the GPSI Subsidiaries and arising in the ordinary course of the Business as of the Merger Closing.

Section 1.3. Affiliate.

     "Affiliate" shall have the meaning set forth in Rule 145 of the SEC pursuant to the Securities Act.

Section 1.4. Agreement.

     "Agreement" shall have the meaning set forth in the preamble to this Agreement.

Section 1.5. Business.

     "Business" shall mean all of the business of GPSI and the GPSI Subsidiaries, including, without limitation, the businesses relating to (a) the management of, and/or provision of consulting services to, physician office laboratories, (b) the ownership and operation of moderately complex reference laboratories, (c) the provision of sales and support services to Landmark, (d) the sales of laboratory reagents and supplies, and (e) the refurbishing, sales and maintenance of laboratory equipment.

Section 1.6. Certificate of Merger.

     "Certificate of Merger" shall have the meaning set forth in Section 2.1 hereof.

Section 1.7. Code.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

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Section 1.8. Confidentiality Agreement.

     "Confidentiality Agreement" shall have the meaning set forth in Section 7.8 hereof.

Section 1.9. Contracts.

     "Contracts" shall mean all contracts, agreements, leases, licenses, arrangements, understandings, relationships and commitments, whether written or oral (and all amendments, side letters, modifications and supplements thereto).

Section 1.10. DGCL.

     "DGCL" shall mean the Delaware General Corporation Law, as amended.

Section 1.11. Dissenting Shares.

     "Dissenting Shares" shall have the meaning set forth in Section 2.5(c) hereof.

Section 1.12. DOL.

     "DOL" shall have the meaning set forth in Section 4.10(a) hereof.

Section 1.13. Effective Time.

     "Effective Time" shall have the meaning set forth in Section 3.2 hereof.

Section 1.14. Elan Purchase Agreement.

     "Elan Purchase Agreement" shall mean the Asset Purchase Agreement, dated as of December 9, 2002, by and among Elan Pharmaceuticals, Inc., Elan Diagnostics, Inc. and Parent, as it may be amended from time to time.

Section 1.15. Environmental Claim.

     "Environmental Claim" shall have the meaning set forth in Section 4.16(b) hereof.

Section 1.16. Environmental Laws.

     "Environmental Laws" shall have the meaning set forth in Section 4.16(a) hereof.

Section 1.17. ERISA.

     "ERISA" shall have the meaning set forth in Section 4.10(a) hereof.

Section 1.18. Exchange Act.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

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Section 1.19. GAAP.

     "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time of the preparation of the subject financial statement.

Section 1.20. Governmental Authority.

     "Governmental Authority" shall mean any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency, instrumentality or arbitration panel, or any court, in each case whether of the United States, any of its possessions or territories, or of any foreign nation.

Section 1.21. GPSI.

     "GPSI" shall have the meaning set forth in the preamble to this Agreement.

Section 1.22. GPSI Beneficiary.

     "GPSI Beneficiary" shall have the meaning set forth in Section 4.10(a) hereof.

Section 1.23. GPSI Benefit Plans.

     "GPSI Benefit Plans" shall have the meaning set forth in Section 4.10(a) hereof.

Section 1.24. GPSI Certificates.

     "GPSI Certificates" shall have the meaning set forth in Section 2.6(a) hereof.

Section 1.25. GPSI Common Stock.

     "GPSI Common Stock" shall mean the common stock, $0.001 par value per share, of GPSI.

Section 1.26. GPSI Contracts.

     "GPSI Contracts" shall have the meaning set forth in Section 4.21(a) hereof.

Section 1.27. GPSI Disclosure Schedule.

     "GPSI Disclosure Schedule" shall have the meaning set forth in the introduction to Article IV hereof.

Section 1.28. GPSI Dissenting Holder.

     "GPSI Dissenting Holder" shall have the meaning set forth in Section 2.5(c) hereof.

Section 1.29. GPSI ERISA Affiliate.

     "GPSI ERISA Affiliate" shall have the meaning set forth in Section 4.10(c) hereof.

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Section 1.30. GPSI Financial Statements.

     "GPSI Financial Statements" shall have the meaning set forth in Section 4.8 hereof.

Section 1.31. GPSI Preferred Stock.

     "GPSI Preferred Stock" shall mean the Series A Convertible Preferred Stock, $0.001 par value per share, of GPSI, which stock is convertible into the Common Stock of GPSI on a one share for one share basis.

Section 1.32. GPSI Share or GPSI Shares.

     "GPSI Share" or "GPSI Shares" shall mean the shares of GPSI Common Stock and GPSI Preferred Stock issued and outstanding immediately prior to the Effective Time.

Section 1.33. GPSI Signing Stockholders.

     "GPSI Signing Stockholders" shall mean Kirk, Marcus E. Smith, Dixon D. Low, Audrey Ho, Kirkfield, L.L.C. and RJK, L.L.C.

Section 1.34. GPSI Stockholder Approval.

     "GPSI Stockholder Approval" shall mean the adoption and approval of this Agreement and the Merger by the GPSI Signing Stockholders, who constitute the holders of a majority of the outstanding shares of capital stock of GPSI, acting by written consent in lieu of meeting in accordance with Section 228 of the DGCL.

Section 1.35. GPSI Stockholders.

     "GPSI Stockholders" shall mean the Persons listed in Section 1.35 of the GPSI Disclosure Schedule.

Section 1.36. GPSI Subsidiaries.

     "GPSI Subsidiaries" shall mean (i) the following companies, all of which are 100% owned by GPSI: BioClinical Concepts, Inc., a Delaware corporation ("BCC"); Biofix, Inc., a Delaware corporation ("Biofix"); and Landmark Scientific Asia Pte Ltd, a Singaporean corporation ("Landmark Asia"); and (ii) GPSC Inc, a Delaware corporation ("GPSC"), which is 100% owned by BCC.

Section 1.37. Intellectual Property.

     "Intellectual Property" shall mean all intellectual property owned or licensed by GPSI and the GPSI Subsidiaries as of the Effective Time (but not less than all Intellectual Property as of January 1, 2002), including, without limitation: (a) all inventions, patents and patent applications, (b) all registered and unregistered trademarks, service marks, trade dress, logos, trade names and brand names, and any combination of such names, including all goodwill associated therewith and all applications, registrations and renewals in connection therewith,

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(c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information (including, without limitation, ideas, research and development, know-how, compositions, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and market plans and proposals), (e) all computer software and source code (including, without limitation, hard copy and soft copy as well as all data and related documentation), (f) all websites and related content (including, without limitation, underlying software, URL's and domain names), (g) all financial models and (h) all current and past customer lists.

Section 1.38. IRS.

     "IRS" shall mean the Internal Revenue Service.

Section 1.39. Kirk.

     "Kirk" shall mean Randal J. Kirk.

Section 1.40. Knowledge of GPSI.

     "Knowledge of GPSI" shall mean the actual knowledge, after due inquiry, of the Persons set forth in Exhibit 1.40 attached hereto.

Section 1.41. Knowledge of Parent.

     "Knowledge of Parent" shall mean the actual knowledge, after due inquiry, of the Persons set forth on Exhibit 1.41 attached hereto.

Section 1.42. Landmark.

     "Landmark" shall have the meaning set forth in Section 5.6 hereof.

Section 1.43. Landmark Merger Agreement.

     "Landmark Merger Agreement" shall mean the Amended and Restated Agreement and Plan of Merger, by and among Parent, a wholly owned subsidiary of Parent and Landmark, as it may be amended from time to time.

Section 1.44. Law.

     "Law" shall mean any federal, state, provincial, local or other law, statute, act, ordinance or other governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

Section 1.45. Lien.

     "Lien" shall mean any mortgages, liens, pledges, charges, security interests or encumbrances of any kind.

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Section 1.46. Material Adverse Effect.

     "Material Adverse Effect" shall mean, with respect to any entity or group of entities, a material adverse effect (or any development which, insofar as reasonably can be foreseen, is reasonably likely to have a material adverse effect in the future), on the business, assets, financial or other condition, results of operations or prospects of such entity or group of entities taken as a whole. For purposes of this definition, an effect shall be deemed to be material if it alone or as part of a group of effects has an impact of 10% or greater on the revenues or net income of the relevant party.

Section 1.47. Merger.

     "Merger" shall have the meaning set forth in the recitals to this Agreement.

Section 1.48. Merger Closing.

     "Merger Closing" shall have the meaning set forth in Section 3.3 hereof.

Section 1.49. Merger Closing Date.

     "Merger Closing Date" shall mean the date on which the Merger Closing occurs.

Section 1.50. Merger Consideration.

     "Merger Consideration" shall have the meaning set forth in Section 2.5(a) hereof.

Section 1.51. Merger Subsidiary.

     "Merger Subsidiary" shall have the meaning set forth in the preamble to this Agreement.

Section 1.52. Merger Subsidiary Common Stock.

     "Merger Subsidiary Common Stock" shall mean the 1,500 shares of Merger Subsidiary common stock, no par value per share, of which 100 shares are issued and outstanding and all of which are owned by Parent.

Section 1.53. NASDAQ.

     "NASDAQ" shall mean The NASDAQ SmallCap Market, Inc.

Section 1.54. Parent.

     "Parent" shall have the meaning set forth in the preamble to this Agreement.

Section 1.55. Parent Beneficiary

     "Parent Beneficiary" shall have the meaning set forth in Section 5.14(a).

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Section 1.56. Parent Benefit Plans.

     "Parent Benefit Plans" shall have the meaning set forth in Section 5.14(a).

Section 1.57. Parent Common Stock.

     "Parent Common Stock" shall mean the common stock, $.01 par value per share, of Parent.

Section 1.58. Parent ERISA Affiliate.

     "Parent ERISA Affiliate" shall have the meaning set forth in Section
5.14(c).

Section 1.59. Parent Financial Statements.

     "Parent Financial Statements" shall mean the audited consolidated statements of financial condition, results of operations and cash flows of Parent as of and for the periods ended March 31, 2001 and March 31, 2002, and the unaudited consolidated statements of financial condition, results of operations and cash flows of Parent as of and for the period ended December 31, 2002, as set forth in the Parent SEC documents.

Section 1.60. Parent Preferred Stock.

     "Parent Preferred Stock" shall have the meaning set forth in Section 5.2.

Section 1.61. Parent Proxy Statement.

     "Parent Proxy Statement" shall mean the Proxy Statement distributed to the stockholders of Parent in connection with the Parent Special Meeting.

Section 1.62. Parent SEC Documents.

     "Parent SEC Documents" shall have the meaning set forth in Section 5.5 hereof.

Section 1.63. Parent Series A Preferred Stock.

     "Parent Series A Preferred Stock" shall mean those shares of Parent Preferred Stock into which the GPSI Shares shall be converted in the Merger. Parent Series A Preferred Stock shall have such terms as provided for under the Certificate of Designation of Rights, Powers and Preferences of Series A Preferred Stock (the "Certificate of Designation") as set forth in Exhibit
Section 1.63 attached hereto, and upon Parent Stockholder Approval shall be convertible into Parent Common Stock as provided for in the Certificate of Designation.

Section 1.64. Parent Special Meeting.

     "Parent Special Meeting" shall mean the special or annual meeting of stockholders of Parent called pursuant to Section 3.1 hereof to consider, adopt and approve those transactions contemplated by this Agreement that require a vote of the stockholders of Parent, and any adjournments thereof.

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Section 1.65. Parent Stockholder Approval.

     "Parent Stockholder Approval" shall mean the approval of the issuance of shares of Parent Common Stock upon the conversion of the shares of Parent Series A Preferred Stock issued to GPSI Stockholders in the Merger by the holders of the outstanding shares of capital stock of Parent at the Parent Special Meeting in accordance with the DGCL and the rules and regulations of NASDAQ.

Section 1.66. Permits.

     "Permits" shall mean all permits, licenses, variances, exemptions, orders, registrations and approvals and governmental authorizations of all Governmental Authorities.

Section 1.67. Permitted Liens.

     "Permitted Liens" shall mean (a) liens for Taxes not yet due and payable,
(b) covenants, conditions and restrictions of record or other title defects that do not materially interfere with the existing use of an asset and do not materially and adversely affect the marketability thereof, and (c) minor Liens, that, in the aggregate, do not and will not have a Material Adverse Effect on the Business as currently conducted, and (d) those liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, impositions and other matters affecting GPSI and the GPSI Subsidiaries that are listed on Section 1.67 of the GPSI Disclosure Schedule, true, correct and complete copies of which have been delivered to Parent.

Section 1.68. Person.

     "Person" shall mean any individual, corporation, partnership, limited liability company, association, trust, unincorporated entity or other legal entity.

Section 1.69. PPM.

     "PPM" shall mean the private placement memorandum meeting the requirements of Regulation D under the Securities Act delivered by Parent to the GPSI Stockholders in connection with the private placement of the Parent Series A Preferred Stock to be offered as the Merger Consideration.

Section 1.70. Prime Rate.

     "Prime Rate" shall mean the prime rate of interest as published in The Wall Street Journal from time to time.

Section 1.71. Registrable Security or Securities.

     "Registrable Security or Securities" shall mean any of the shares of Parent Common Stock to be issued to the GPSI Stockholders upon conversion of the Parent Series A Preferred Stock to be issued to the GPSI Stockholders in the Merger; provided, however, a share of Parent Common Stock shall cease to be a Registrable Security when it no longer is a Restricted Security.

Section 1.72. Restricted Security.

     "Restricted Security" shall mean any Registrable Security except any that
(i) has been registered pursuant to an effective registration statement under the Securities Act and sold in a manner contemplated by the prospectus included in such registration statement, (ii) has been transferred in compliance with the resale provisions of Rule 144 under the Securities Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto), or (iii) otherwise has been transferred and new shares of Parent Common Stock not subject to transfer restrictions under the Securities Act have been delivered by or on behalf of Parent.

Section 1.73. Restructuring.

     "Restructuring" shall have the meaning set forth in Section 7.7 hereof.

Section 1.74. SEC.

     "SEC" shall mean the Securities and Exchange Commission.

Section 1.75. Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.76. Shelf Registration Statement.

     "Shelf Registration Statement" shall mean the Registration Statement on Form S-3 or another applicable form, including the Prospectus contained therein, to be filed by Parent with the SEC to register for resale the Registrable Securities.

Section 1.77. Subsidiary.

     "Subsidiary" shall mean each entity with respect to which a party has the right to vote (directly or indirectly through one or more other entities or otherwise) shares or other ownership interests representing 50% or more of the votes eligible to be cast in the election of directors of such entity or such other applicable governing board.

Section 1.78. Surviving Corporation.

     "Surviving Corporation" shall have the meaning set forth in Section 2.1(a) hereof.

Section 1.79. Tax; Taxes.

     "Tax" or "Taxes" means any federal, state, county, local, or foreign taxes, charges, levies, imposts, duties, other assessments, or similar charges of any kind whatsoever, including any interest, penalties, and additions imposed thereon or with respect thereto.

Section 1.80. Tax Return.

     "Tax Return" means any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group.

                                   ARTICLE II
                                   THE MERGER

Section 2.1. The Merger.

     (a) Immediately prior to the Effective Time, (i) Merger Subsidiary and GPSI shall execute and deliver a certificate of merger, substantially in the form attached hereto as Exhibit 2.1, which certificate of merger shall be filed with the Secretary of State of the State of Delaware in accordance with the DGCL (the "Certificate of Merger"). Subject to the terms and conditions of this Agreement, at the Effective Time, GPSI shall be merged with and into Merger Subsidiary in accordance with the provisions of, and with the effects provided in, Subchapter IX of the DGCL. Merger Subsidiary shall be the surviving corporation (the "Surviving Corporation") resulting from the Merger, shall be renamed "Group Practice Services, Inc." and shall continue to be governed by the Laws of the State of Delaware and shall succeed to and assume all of the rights and obligations and name of GPSI and the separate corporate existence of GPSI shall cease.

     (b) If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in Law or otherwise are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, all rights, title and interests in all real estate and other property and all privileges, powers and franchises of GPSI and/or the GPSI Subsidiaries and Merger Subsidiary, then the Surviving Corporation and its proper officers and directors, in the name and on behalf of GPSI and/or the GPSI Subsidiaries and Merger Subsidiary, shall execute and deliver all such proper deeds, assignments and assurances in Law and do all things necessary and proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purpose of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of GPSI and/or the GPSI Subsidiaries and Merger Subsidiary or otherwise to take any and all such action.

Section 2.2. Certificate of Incorporation and Bylaws.

     (a) The Certificate of Incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

     (b) The Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

Section 2.3. Board of Directors.

     The Board of Directors of the Surviving Corporation as of the Effective Time shall be Kirk, Dr. Israel M. Stein and Audrey Ho.

Section 2.4. Management.

     The principal officers of the Surviving Corporation at the Effective Time shall be as follows:

President             Israel M. Stein
Vice President        Audrey Ho
Treasurer             Audrey Ho
Secretary             Anil Khosla
Assistant Secretary   Audrey Ho
Assistant Secretary   Israel M. Stein

Section 2.5. Effect on Capital Stock.

     As of the Effective Time, by virtue of the Merger and without any action on the part of any holders of GPSI Shares or capital stock of Merger Subsidiary:

     (a) Subject to the other provisions of this Section 2.5, each issued and outstanding GPSI Share shall be converted into the right to receive, upon the surrender of the certificate formerly representing such share of either GPSI Common Stock or GPSI Preferred Stock, 2.42691 shares of Parent Series A Preferred Stock (the "Merger Consideration"); provided that, subject to Section 2.7, in no event shall more than 222,250 shares of Parent Series A Preferred Stock in the aggregate be issued to the holders of GPSI Shares pursuant to such exchange.

     (b) No fractional shares of Parent Series A Preferred Stock shall be issued in the Merger. A holder of GPSI Shares that would otherwise be entitled to receive a fractional share of Parent Series A Preferred Stock as a result of the Merger shall be entitled to receive for such fractional share either (i) nothing, if such fractional share is less than 0.5 of a share of Parent Series A Preferred Stock or (ii) one share of Parent Series A Preferred Stock if such fractional share is equal to 0.5 or greater of a share of Parent Series A Preferred Stock. The parties acknowledge that payment of the above described fractional share consideration in lieu of issuing fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding-off for purposes of simplifying the corporate and accounting complexities which would otherwise be caused by the issuance of fractional shares.

     (c) Each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding after the Effective Time and such shares of Merger Subsidiary Common Stock shall constitute all of the issued and outstanding shares of capital stock of the Surviving Corporation.

     (d) Notwithstanding any provision contained in this Agreement to the contrary, GPSI Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares ("Dissenting Shares") in accordance with the DGCL (a "GPSI Dissenting Holder") shall not be converted into a right to receive the Merger Consideration, but shall, from and after the Effective Time, have only such rights as are afforded to the holders thereof by the provisions of Section 262 of the DGCL, unless such GPSI Dissenting Holder fails to perfect or withdraws or otherwise loses such GPSI Dissenting Holder's right to appraisal. If, after the Effective Time, such GPSI Dissenting Holder fails to perfect or withdraws or loses such GPSI Dissenting Holder's right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration payable in respect of such shares pursuant to
Section 2.5(a). GPSI shall give Parent prompt notice of any demands received by GPSI for appraisal of shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by GPSI. GPSI shall not, except with the prior written consent of Parent, negotiate or proceed with respect to any such demands for appraisal or make any payment with respect to any such demands, or offer to settle, or settle any such demands. Parent will provide all funds used to make any payment with respect to Dissenting Shares. Parent will not be entitled to reimbursement and will not be reimbursed by GPSI or Merger Subsidiary with respect thereto. Nothing in the preceding sentence shall prohibit the Surviving Corporation from paying dividends to Parent from post-Merger earnings.

     (e) If Parent makes any cash payment with respect to Dissenting Shares held by GPSI Dissenting Holders pursuant to the DGCL (or as a settlement to a shareholder's rights pursuant thereto), then the shares of Parent Series A Preferred Stock that would have been issuable to such GPSI Dissenting Holders shall be retained by Parent.

Section 2.6. Exchange of GPSI Certificates.

     (a) As soon as practicable after the Effective Time, Parent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of GPSI Common Stock or GPSI Preferred Stock (the certificates representing the GPSI Common Stock and the GPSI Preferred Stock being referred to in the singular as a "GPSI Certificate" and in the aggregate as the "GPSI Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the GPSI Certificates shall pass, only upon receipt of the GPSI Certificates by Parent or its appointed agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the GPSI Certificates in exchange for the Merger Consideration. Upon surrender of a GPSI Certificate to Parent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by Parent, (A) the holder of such GPSI Certificate shall receive from Parent, as soon as reasonably practicable, the Merger Consideration payable with respect to the number of shares of GPSI Common Stock or GPSI Preferred Stock represented by such GPSI Certificate and (B) the GPSI Certificate so surrendered shall forthwith be canceled. If any shares of Parent Series A Preferred Stock that a holder of a GPSI Certificate has a right to receive are to be issued to a Person other than the Person in whose name such GPSI Certificate so surrendered is registered, it shall be a condition of exchange that such GPSI Certificate shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the exchange to a Person other than the registered holder of such GPSI Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.6, each GPSI Certificate shall be deemed as of the Effective Time to represent only the right to receive, upon surrender of such GPSI Certificate in accordance with this
Section 2.6(a), Merger Consideration.

     (b) No dividends or other distributions declared or made after the Effective Time with respect to the Parent Series A Preferred Stock shall be paid to the holder of any unsurrendered GPSI Certificate with respect to the Parent Series A Preferred Stock represented thereby. No shares of Parent Series A Preferred Stock issuable with respect to GPSI Common Stock or GPSI Preferred Stock shall be paid to any Person until the holder of record of the GPSI Certificate representing the right to receive such shares of Parent Series A Preferred Stock shall have been surrendered in accordance with Section 2.6(a).

     (c) All shares of Parent Series A Preferred Stock issued upon the surrender of GPSI Certificates in accordance with the terms of this Article II, together with any dividends payable thereon to the extent contemplated by this Section 2.6, shall be deemed to have been exchanged and paid in full satisfaction of all rights pertaining to the GPSI Common Stock or GPSI Preferred Stock theretofore represented by such GPSI Certificates and there shall be no further registration of transfers on the stock transfer books of GPSI of the shares of GPSI Common Stock or GPI Preferred Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, GPSI Certificates are presented to Parent for any reason, they shall be canceled and exchanged as provided in this
Article II.

     (d) Neither Parent, GPSI, the Surviving Corporation nor any of their Subsidiaries shall be liable to any holder of GPSI Shares or Parent Series A Preferred Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

     (e) Parent or the Surviving Corporation shall be entitled to deduct and withhold, or cause the exchange agent, if any, to deduct and withhold, from consideration otherwise payable pursuant to this Agreement to any GPSI Stockholder such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld, (i) such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the GPSI Certificates in respect of which such deduction and withholding was made, and (ii) Parent shall provide, or cause its exchange agent to provide, to the holders of such securities written notice of the amounts so deducted or withheld.

Section 2.7. Anti-Dilution Provisions.

     In the event Parent changes the number of shares of Parent Common Stock or Parent Series A Preferred Stock issued and outstanding prior to the Effective Time (other than in connection with the transactions contemplated by the Landmark Merger Agreement) as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Parent Common Stock or Parent Series A Preferred Stock, as the case may be, and the record date therefore shall be prior to the Effective Time, the number of shares of Parent Series A Preferred Stock constituting the Merger Consideration shall be proportionately adjusted.

                                  ARTICLE III
                  STOCKHOLDER APPROVAL; EFFECTIVE TIME; CLOSING

Section 3.1. Stockholder Approval.

     The transactions contemplated by this Agreement, including the conversion of the Parent Series A Preferred Stock into Parent Common Stock, shall, to the extent required by applicable Law (including the DGCL) and applicable NASDAQ rules and regulations, be submitted for consideration, adoption and approval by the holders of shares of Parent Common Stock at the Parent Special Meeting, and this Agreement and the transactions contemplated hereby shall be adopted and approved by the GPSI Signing Stockholders by non-unanimous written consent in accordance with Section 228 of the DGCL. Parent and GPSI shall coordinate and cooperate with respect to the timing of the Parent Special Meeting and shall endeavor to hold such meeting as soon as practicable after the date hereof. The Board of Directors of each of Parent and GPSI shall recommend that their respective stockholders approve the transactions contemplated hereby and such recommendation shall be contained in each of Parent's and GPSI's proxy or information statements. Promptly after the execution of this Agreement, GPSI shall obtain from the GPSI Signing Stockholders a non-unanimous written consent, in accordance with Section 228 of the DGCL, to the transactions contemplated by this Agreement. GPSI shall notify Parent when it has obtained such consent.

Section 3.2. Effective Time.

     The Merger shall become effective upon (i) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware or (ii) at such later time as is set forth in the Certificate of Merger (the "Effective Time"). The parties shall cause the Certificate of Merger to be filed on the same day as the Merger Closing; provided, however, if the offices of the Secretary of State of the State of Delaware are closed at such time, the parties will cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware at the earliest possible time on the next business day on which such offices are not closed following the Merger Closing.

Section 3.3. Time and Place of Merger Closing.

     The closing of the Merger shall take place at 10:00 a.m. (local time) on April 29, 2003, or such other time and date as mutually agreed upon by the parties hereto, provided that such date shall be no later than the third business day following the date that GPSI approves the PPM pursuant to Section 7.3, provided that the non-unanimous written consent of GPSI Signing Stockholders has been obtained (the "Merger Closing"). The Merger Closing shall take place at the offices of Hunton & Williams located at 200 Park Avenue, 43rd Floor, New York, New York 10166, or such other place as GPSI and Parent agree.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF GPSI

     Except as specifically set forth in the disclosure schedule of GPSI attached hereto (the "GPSI Disclosure Schedule"), GPSI represents and warrants to Parent and Merger Subsidiary as follows:

Section 4.1. Organization and Authority of GPSI and the GPSI Subsidiaries.

     (a) GPSI is duly organized, validly existing and in good standing under the laws of the State of Delaware. GPSI has the full corporate power to carry on its Business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. GPSI is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on GPSI. The copies of the Certificate of Incorporation and Bylaws of GPSI, which have been delivered to Parent, are complete and correct and in full force and effect on the date hereof, and no amendment or other modification has been filed, recorded or is pending or contemplated thereto.

     (b) Each of the GPSI Subsidiaries is duly organized, validly existing and in good standing under the laws of jurisdiction in which it is incorporated. Each of the GPSI Subsidiaries has the full corporate power to carry on its Business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of the GPSI Subsidiaries is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on GPSI and the GPSI Subsidiaries taken as a whole. The copies of the Certificate of Incorporation and Bylaws of each of the GPSI Subsidiaries, which have been delivered to Parent, are complete and correct and in full force and effect on the date hereof, and no amendment or other modification has been filed, recorded or is pending or contemplated thereto.

Section 4.2. Capitalization.

     (a) GPSI's authorized equity capitalization consists of 300,000 shares of GPSI Common Stock and 200,000 shares of preferred stock, of which 100,000 shares have been designated as GPSI Preferred Stock. As of the close of business on the date hereof, 39,726 shares of GPSI Common Stock and 51,852 shares of GPSI Preferred Stock were issued and outstanding. Such shares of GPSI capital stock constituted all of the issued and outstanding shares of capital stock of GPSI as of such date. All issued and outstanding GPSI Shares have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. GPSI has not declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the GPSI Shares, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. Section 4.2 of the GPSI Disclosure Schedule lists all of the stockholders of GPSI as of the date hereof and sets forth the respective holdings of each such stockholder. There are no outstanding options, warrants, notes, subscriptions or other rights to purchase or acquire any capital stock of GPSI, nor are there any outstanding securities that are convertible into or exchangeable for any capital stock of GPSI. There are no contracts, commitments, understandings, arrangements or restrictions by which GPSI is bound to sell or issue any shares of its capital stock.

     (b) BCC's authorized equity capitalization consists of 1,000 shares of common stock. As of the close of business on the date hereof, 100 shares of BCC common stock were issued and outstanding. Such shares of BCC common stock constituted all of the issued and outstanding shares of capital stock of BCC as of such date. All issued and outstanding BCC common shares have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. Except as set forth in Section 4.2(b) of the GPSI Disclosure Schedule, BCC has not declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the BCC shares, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. GPSI owns all of the issued and outstanding common stock of BCC. There are no outstanding options, warrants, notes, subscriptions or other rights to purchase or acquire any capital stock of BCC, nor are there any outstanding securities that are convertible into or exchangeable for any capital stock of BCC. There are no contracts, commitments, understandings, arrangements or restrictions by which BCC is bound to sell or issue any shares of its capital stock.

     (c) Biofix's authorized equity capitalization consists of 1,000 shares of common stock. Immediately prior to the Restructuring, 100 shares of Biofix common stock were issued and outstanding. Such shares of Biofix common stock constituted all of the issued and outstanding shares of capital stock of Biofix as of such date. All issued and outstanding Biofix common shares have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. Except as set forth in Section 4.2(c) of the GPSI Disclosure Schedule, Biofix has not declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the Biofix shares, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. Immediately prior to the Restructuring, GPSI owned all of the issued and outstanding common stock of Biofix. There are no outstanding options, warrants, notes, subscriptions or other rights to purchase or acquire any capital stock of Biofix, nor are there any outstanding securities that are convertible into or exchangeable for any capital stock of Biofix. There are no contracts, commitments, understandings, arrangements or restrictions by which Biofix is bound to sell or issue any shares of its capital stock.

     (d) GPSC's authorized equity capitalization consists of 1,000 shares of common stock. Immediately prior to the Restructuring, 100 shares of GPSC common stock were issued and outstanding. Such shares of GPSC common stock constituted all of the issued and outstanding shares of capital stock of GPSC as of such date. All issued and outstanding GPSC common shares have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. Except as set forth in Section 4.2(d) of the GPSI Disclosure Schedule, GPSC has not declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the GPSC shares, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. Immediately prior to the Restructuring, BCC owned all of the issued and outstanding common stock of GPSC. There are no outstanding options, warrants, notes, subscriptions or other rights to purchase or acquire any capital stock of GPSC, nor are there any outstanding securities that are convertible into or exchangeable for any capital stock of GPSC. There are no contracts, commitments, understandings, arrangements or restrictions by which GPSC is bound to sell or issue any shares of its capital stock.

     (e) Landmark Asia's authorized equity capitalization consists of 100,000 shares of common stock. As of the close of business on the date hereof, 100,000 shares of Landmark Asia common stock were issued and outstanding. Such shares of Landmark Asia common stock constituted all of the issued and outstanding shares of capital stock of Landmark Asia as of such date. All issued and outstanding Landmark Asia common shares have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights and have not been issued in violation of any federal or state securities laws. Except as set forth in Section 4.2(e) of the GPSI Disclosure Schedule, Landmark Asia has not declared or paid any dividend on, or declared or made any distribution with respect to, or authorized or effected any split-up or any other recapitalization of, any of the Landmark Asia shares, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock or agreed to take any such action and will not take any such action during the period between the date of this Agreement and the Effective Time. GPSI owns all of the issued and outstanding common stock of Landmark Asia. There are no outstanding options, warrants, notes, subscriptions or other rights to purchase or acquire any capital stock of Landmark Asia, nor are there any outstanding securities that are convertible into or exchangeable for any capital stock of Landmark Asia. There are no contracts, commitments, understandings, arrangements or restrictions by which Landmark Asia is bound to sell or issue any shares of its capital stock.

Section 4.3. Authority Relative to this Agreement; Recommendation.

     The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by GPSI are within the corporate power and authority of GPSI. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of GPSI, and no other corporate proceeding on the part of GPSI other than obtaining the GPSI Stockholder Approval is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by GPSI and (assuming the due authorization, execution and delivery hereof and thereof by Parent and Merger Subsidiary) constitute or will constitute valid, legal and binding agreements of GPSI, enforceable against GPSI in accordance with their respective terms.

Section 4.4. Consents and Approvals; No Violations.

     Except for (i) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL; (ii) obtaining the GPSI Stockholder Approval and (iii) otherwise as set forth in
Section 4.4 of the GPSI Disclosure Schedule attached hereto, no filing or registration with, or notice to, and no Permit, authorization, consent or approval of, any public court, tribunal or administrative, governmental or regulatory body, agency or authority is necessary or required in connection with the execution and delivery of this Agreement by GPSI or for the consummation by GPSI of the transactions contemplated by this Agreement. Assuming that all filings, registrations, Permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution or delivery of this Agreement by GPSI nor the performance of this Agreement nor the consummation of the transactions contemplated hereby by GPSI will (x) conflict with or result in any breach of any provision of the Certificates of Incorporation or Bylaws of GPSI, (y) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, GPSI Contract or other instrument or obligation to which GPSI or any of the GPSI Subsidiaries is a party or by which it or any of its properties or assets may be bound or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to GPSI or any of the GPSI Subsidiaries or any of their properties or assets.

Section 4.5. Title to and Condition of Assets.

     Each of GPSI and the GPSI Subsidiaries has good title to, or valid leasehold interests in, all its properties and assets owned by it, except for such as are no longer used or useful in the conduct of its Business or as have been disposed of in the ordinary course of Business, except for minor defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate do not and will not have a Material Adverse Effect on the Business as currently conducted. Except as set forth in Section 4.5 of the GPSI Disclosure Schedule, all such assets and properties, other than assets and properties in which GPSI or any of the GPSI Subsidiaries has leasehold interests, are free and clear of all Liens, except for Permitted Liens and the proposed transaction will not cause a default under any lease. The terms of all leases are set forth in Section 4.5 of the GPSI Disclosure Schedule.

Section 4.6. Absence of Certain Events.

     Except as set forth in Section 4.6 of the GPSI Disclosure Schedule, since January 1, 2003, neither GPSI nor any of the GPSI Subsidiaries has suffered any adverse change in its Business, financial condition or results of operations that will have a Material Adverse Effect on GPSI and the GPSI Subsidiaries, taken as a whole. Since January 1, 2003, GPSI and each of the GPSI Subsidiaries has conducted its Business in the ordinary course and consistent with past practice and there has not been: (i) any entry into any Contract or an amendment of any Contract between GPSI or any of the GPSI Subsidiaries on the one hand, and any of the executive officers or key employees or consultants of GPSI or any of the GPSI Subsidiaries on the other hand, providing for employment of any such officer or key employee or consultant or any general or material increase in the compensation, severance or termination benefits payable or to become payable by GPSI or any of the GPSI Subsidiaries to any of the executive officers or key employees or consultants of GPSI or any of the GPSI Subsidiaries (except for normal increases in the ordinary course of Business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense), or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the award of restricted stock) made to, for or with any such executive officer or key employee or consultant; (ii) any entry by GPSI or any of the GPSI Subsidiaries into or termination of or amendment to any material Contract or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any Lien (other than Permitted Liens) made on any of the properties or assets of GPSI or any of the GPSI Subsidiaries) other than in the ordinary and usual course of Business copies of each employment contract and any other material contract have been delivered to Parent; (iii) any material change in the accounting methods, principles or practices of GPSI or any of the GPSI Subsidiaries; (iv) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect upon GPSI and the GPSI Subsidiaries; (v) any event, occurrence or action that has had or is reasonably likely to have a Material Adverse Effect on GPSI; (vi) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to the GPSI Shares; (vii) any amendment of any material term of any outstanding equity security (or any instrument convertible into or exchangeable for any equity security) of GPSI or any of the GPSI Subsidiaries; (viii) any repurchase, redemption or other acquisition by GPSI or any of the GPSI Subsidiaries of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, GPSI; or (ix) any Contract to do any of the foregoing.

Section 4.7. Subsidiaries.

     Except for the GPSI Subsidiaries as set forth on Section 4.7 of the GPSI Disclosure Schedule, GPSI does not own any Subsidiaries and GPSI does not own or hold of record and/or beneficially own or hold, any shares of any class of the capital stock of any corporation or any legal or beneficial ownership interest in any general or limited partnership, limited liability company, business trust or joint venture or any other unincorporated trade or business enterprise.

Section 4.8. Consolidated Financial Statements.

     The audited consolidated statements of financial condition, results of operations and cash flows of GPSI and the GPSI Subsidiaries as of and for the 12-month periods ended December 31, 2001 and December 31, 2000 and the unaudited consolidated statements of financial condition, results of operations and cash flows of GPSI and the GPSI Subsidiaries as of and for the 12-month period ended December 31, 2002 attached hereto as Exhibit 4.8. (collectively, the "GPSI Financial Statements"), were previously provided to Parent. Except as disclosed in the notes to the GPSI Financial Statements, the GPSI Financial Statements taken as a whole present fairly in accordance with GAAP, in all material respects, the consolidated financial condition, results of operations and cash flows of GPSI and the GPSI Subsidiaries, as of the dates, and for the periods indicated (except for the absence of notes and normal recurring year-end adjustments with respect to the unaudited GPSI Financial Statements).

Section 4.9. Litigation.

     Except as set forth in Section 4.9 of the GPSI Disclosure Schedule, there is no action, suit, proceeding or investigation pending or, to the Knowledge of GPSI, threatened, against, relating to or affecting GPSI or any of the GPSI Subsidiaries at law or in equity, or before any Governmental Authority, including, without limitation, with respect to infringement of any GPSI Intellectual Property. Except as set forth in Section 4.9 of the GPSI Disclosure Schedule, neither GPSI nor any of the GPSI Subsidiaries is subject to any order, judgment, decree or obligation that would have a Material Adverse Effect on the Business as currently conducted.

Section 4.10. Employee Benefit Plans Matters.

     (a) Section 4.10 of the GPSI Disclosure Schedule contains a true and complete list of (i) all employee welfare benefit and employee pension benefit plans as defined in sections 3(1) and 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (ii) all other material employee benefit agreements or arrangements (other than "payroll practices" under Department of Labor (the "DOL") Regulation Section 2510.3-1) that are currently in effect as of the date of this Agreement, or have been approved before this date but are not yet effective, for the benefit of any director, officer, employee or other service provider or any former director, officer, employee or other service provider (or any of their beneficiaries) of GPSI or any GPSI Subsidiary (collectively, a "GPSI Beneficiary"), or with respect to which GPSI or any GPSI Subsidiary may have any material liability ("GPSI Benefit Plans").

     (b) With respect to each GPSI Benefit Plan, GPSI has heretofore made available to Parent, as applicable, complete and correct copies of each of the following documents which GPSI has prepared or has been required to prepare:

          (i) the GPSI Benefit Plans and any amendments thereto (or if a GPSI Benefit Plan is not a written agreement, a description thereof);

          (ii) the most recent annual Form 5500 reports filed with the IRS;

          (iii) the most recent statement filed with the DOL pursuant to 29 U.S.C. (S) 2520.104-23;

          (iv) the most recent annual Form 990 and 1041 reports filed with the IRS;

          (v) the most recent actuarial reports;

          (vi) the most recent reports prepared in accordance with Statement of Financial Accounting Standards No. 106;

          (vii) the most recent summary plan description and summaries of material modifications thereto;

          (viii) the trust agreement, group annuity contract or other funding agreement that provides for the funding of the GPSI Benefit Plan;

          (ix) the most recent financial statement;

          (x) the most recent determination letter received from the IRS; and

          (xi) any agreement pursuant to which GPSI or any GPSI Subsidiary is obligated to indemnify any Person.

     (c) All contributions and other payments required to have been made by GPSI or any GPSI Subsidiary or any entity (whether or not incorporated) that is (or is required to be) treated as a single employer with GPSI under Section 414 of the Code (a "GPSI ERISA Affiliate") with respect to any GPSI Benefit Plan have been or will be timely made and all such amounts properly accrued through the date of the GPSI Financial Statements have been reflected therein.

     (d) The terms of all GPSI Benefit Plans that are intended to be "qualified" within the meaning of Section 401(a) of the Code have received favorable determination letters from the IRS on the current forms of such GPSI Benefit Plans or the applicable remedial amendment periods will not have ended prior to the Effective Time. Except as disclosed in Section 4.10 of the GPSI Disclosure Schedule, to the Knowledge of GPSI, no event or condition exists or has occurred that could cause the IRS to disqualify any GPSI Benefit Plan that is intended to be qualified under Section 401(a) of the Code. Except as disclosed in Section
4.10 of the GPSI Disclosure Schedule, with respect to each GPSI Benefit Plan, GPSI and each GPSI ERISA Affiliate are in compliance in all material respects with, and each GPSI Benefit Plan and related source of benefit payment is and has been operated in compliance with, its terms, all applicable Laws governing such plan or source, including, without limitation, ERISA, the Code and applicable local Law. To the Knowledge of GPSI, except as set forth in Section
4.10 of the GPSI Disclosure Schedule, no GPSI Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the DOL, or any other Governmental Authority or is scheduled to be subject to such an audit investigation or proceeding.

     (e) With respect to each GPSI Benefit Plan, to the Knowledge of GPSI, there exists no condition or set of circumstances that could subject GPSI or any GPSI Subsidiary or any GPSI ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable Law (including, without limitation, any liability to or under any such plan or under any indemnity agreement to which GPSI or any GPSI Subsidiary or any GPSI ERISA Affiliate is a party), which liability, excluding liability for benefit claims and funding obligations, each payable in the ordinary course, could reasonably be expected to have a Material Adverse Effect on GPSI or any GPSI Subsidiary. No claim, action or litigation has been made, commenced or, to the Knowledge of GPSI, threatened, by or against any GPSI or any GPSI Subsidiary with respect to any GPSI Benefit Plan (other than for benefits in the ordinary course) that could reasonably be expected to have a Material Adverse Effect on GPSI or any GPSI Subsidiary.

     (f) Except as disclosed in Section 4.10 of the GPSI Disclosure Schedule, no GPSI Benefit Plan that is a "welfare benefit plan" (within the meaning of Section 3(1) of ERISA) provides benefits for any retired or former employees (other than as required under Sections 601 et seq. of ERISA and Section 4980 of the Code or other applicable state or local Law that specifically mandates continued health coverage).

     (g) No GPSI Benefit Plan is a "multiemployer plan" as defined in Section 3(37) of ERISA and neither GPSI, any GPSI Subsidiary nor any GPSI ERISA Affiliate has previously maintained or had an obligation to contribute to a "multiemployer plan" (as defined above).

     (h) Neither GPSI, any GPSI Subsidiary nor any entity that was at any time during the six-year period ending on the date of this Agreement a GPSI ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any plan that is or was a pension plan (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA.

     (i) No GPSI Beneficiary will be eligible to accrue any additional benefits under any GPSI Benefit Plan after the Effective Time, unless approved by Parent, except for COBRA benefits, the cost of which shall be paid entirely by the recipient.

Section 4.11. Labor Matters.

     Except as set forth in Section 4.11 of the GPSI Disclosure Schedule:

     (a) Each of GPSI and the GPSI Subsidiaries is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours including, without limitation, any such Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

     (b) there is no unfair labor practice charge or complaint against GPSI or any of the GPSI Subsidiaries pending or, to the Knowledge of GPSI, threatened before the National Labor Relations Board or any other comparable authority;

     (c) neither GPSI nor any GPSI Subsidiary is a party to any collective bargaining agreements;

     (d) there is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of GPSI, threatened against GPSI or any GPSI Subsidiary relating to employment, employment practices, terms and conditions of employment or wages and hours;

     (e) there are no pending or, to the Knowledge of GPSI, threatened, strikes, lockouts or other work stoppages involving any persons employed by GPSI or any GPSI Subsidiary; and

     (f) there are no representation petitions or other similar petitions or requests for representation pending or, to the Knowledge of GPSI, threatened, before the National Labor Relations Board or other Government Authority in connection with any persons employed by GPSI or any GPSI Subsidiary.

Section 4.12. Tax Matters.

     Except as set forth in Section 4.12 of the GPSI Disclosure Schedule:

     (a) GPSI is the common parent of an affiliated group, within the meaning of
Section 1504(a) of the Code, that files a consolidated federal income Tax Return with the GPSI Subsidiaries that are domestic corporations. Neither GPSI nor any of the GPSI Subsidiaries, nor any entity to whose liabilities GPSI has succeeded, has ever filed a consolidated federal income Tax Return with (or been included in a consolidated return of) an affiliated group other than that of which GPSI is the common parent, within the meaning of Section 1502 of the Code and the regulations thereunder.

     (b) Each of GPSI (and, as applicable, the affiliated group of which GPSI was a member) and the GPSI Subsidiaries has timely filed or caused to be filed all material Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns with respect to GPSI is correct and complete in all material respects; provided, however, that this representation is limited to the Knowledge of GPSI with respect to Biopop's affiliated group with respect to any Tax Return filed after December 31, 1998;

     (c) Each of GPSI (and, as applicable, the affiliated group of which GPSI was a member) and the GPSI Subsidiaries has paid all material Taxes due and payable by it, except for those being contested in good faith; provided, however, that this representation is limited to the Knowledge of GPSI with respect to Biopop's affiliated group with respect to any Taxes payable after December 31, 1998;

     (d) the GPSI Financial Statements fully and properly reflect, as of their dates, the liabilities of GPSI for all Taxes for all periods ending on or before such dates; provided, however, that this representation is limited to the Knowledge of GPSI with respect to Biopop's affiliated group with respect to any date on or after December 31, 1998;

     (e) there is no pending examination, administrative or judicial proceeding, or deficiency or refund litigation, with respect to any Taxes of GPSI (and, as applicable, the affiliated group of which GPSI was a member) and the GPSI Subsidiaries; provided, however, that this representation is limited to the Knowledge of GPSI with respect to Biopop's affiliated group;

     (f) since April 16, 1997, GPSI has not distributed to its stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applies;

     (g) GPSI is not, or has not been at any time within the last five years, a "United States real property holding corporation" for purposes of Section 897 of the Code; and

     (h) GPSI has no Knowledge of any fact, nor has GPSI taken any action, that would or would be reasonably likely to adversely affect the qualification of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

Section 4.13. Compliance with Law.

     GPSI and the GPSI Subsidiaries hold all Permits necessary for the lawful conduct of its Business, except for failures to hold such Permits that would not have a Material Adverse Effect on GPSI and the GPSI Subsidiaries. GPSI and the GPSI Subsidiaries are in compliance with the material terms of the Permits, except where the failure so to comply would not have a Material Adverse Effect on GPSI and the GPSI Subsidiaries, taken as a whole. The Business of GPSI and the GPSI Subsidiaries is not being conducted in violation of any relevant Law, ordinance or regulation of any Governmental Authority except for violations or possible violations which do not have, and, could not reasonably be expected to have, a Material Adverse Effect on GPSI and the GPSI Subsidiaries. No investigation or review by any Governmental Authority with respect to GPSI and the GPSI Subsidiaries is pending or, to the Knowledge of GPSI and the GPSI Subsidiaries, threatened.

Section 4.14. Fees and Expenses of Brokers and Others.

     Neither GPSI nor any of the GPSI Subsidiaries (a) has had any dealings, negotiations or communications with any broker, finder or investment banker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement and (c) has retained any broker, finder or investment banker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

Section 4.15. Absence of Undisclosed Liabilities.

     Except as set forth in Section 4.15 of the GPSI Disclosure Schedule, neither GPSI nor any of the GPSI Subsidiaries has any material liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, required by GAAP to be set forth in a financial statement or in the notes thereto except liabilities, obligations or contingencies that (i) are accrued or reserved against in the consolidated balance sheet of GPSI and the GPSI Subsidiaries as of December 31, 2002, or (ii) were incurred after December 31, 2002 in the ordinary course of Business and consistent with past practices during 2002.

Section 4.16. Environmental Laws and Regulations.

     (a) GPSI and the GPSI Subsidiaries are in compliance with all applicable Laws (including common Law) and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), which compliance includes, but is not limited to, the possession by GPSI and the GPSI Subsidiaries of all Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except where the failure so to comply would not have a Material Adverse Effect on GPSI and the GPSI Subsidiaries.

     (b) Neither GPSI nor any GPSI Subsidiary has received written notice of, or, to the Knowledge of GPSI, is the subject of, any action, cause of action, claim, investigation, demand or notice by any Person alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim").

     (c) There have been no releases or offsite shipments from any property owned by GPSI or any GPSI Subsidiary (or to the Knowledge of GPSI any property adjacent to the property of GPSI or any of the GPSI Subsidiaries) of any hazardous, toxic or radioactive material, substance or wastes defined or regulated as such under the Environmental Law that would be reasonably likely to result in an Environmental Claim.

     (d) To the Knowledge of GPSI, there are no circumstances that are reasonably likely to prevent or interfere with the material compliance with all Environmental Laws by GPSI and the GPSI Subsidiaries in the future.

     (e) There are no Environmental Claims that are pending or, to the Knowledge of GPSI, threatened, against GPSI or any GPSI Subsidiary or against any Person whose liability for any Environmental Claim GPSI or any GPSI Subsidiary has or may have retained or assumed either contractually or by operation of Law.

Section 4.17. Intellectual Property.

     (a) Except as set forth on Section 4.17 of the GPSI Disclosure Schedule, GPSI or a GPSI Subsidiary is the sole owner of all right, title and interest in the Intellectual Property owned by GPSI and each of the GPSI or such GPSI Subsidiary and has all necessary licenses, rights, permissions and authorizations to use the Intellectual Property licensed by GPSI or such GPSI Subsidiary. The Intellectual Property constitutes all non-tangible property necessary for the operation of the Business as presently conducted. To the Knowledge of GPSI, each item of Intellectual Property has been used with the authorization of every other claimant thereto and the execution, delivery and performance of this Agreement will not impair such use by GPSI and/or each of the GPSI Subsidiaries after the Merger Closing.

     (b) Except as set forth on Section 4.17 of the GPSI Disclosure Schedule for a period of three years prior to the date hereof, neither GPSI nor any of the GPSI Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any third party, and neither GPSI nor any of the GPSI Subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that GPSI or any of the GPSI Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of GPSI, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of GPSI or any of the GPSI Subsidiaries. Except as set forth on Section 4.17 of the GPSI Disclosure Schedule, there are no pending claims, litigation, arbitration, opposition proceedings, petitions to cancel, interferences, administrative proceedings, demand letters or cease and desist letters challenging the Intellectual Property, or GPSI's or any GPSI Subsidiary's rights therein.

     (c) Section 4.17 of the GPSI Disclosure Schedule identifies each existing patent, trademark, copyright or other registration that has been issued to GPSI or any of the GPSI Subsidiaries that is currently valid and existing with respect to any of the Intellectual Property, identifies each pending application or application for registration that GPSI or any of the GPSI Subsidiaries has made with respect to any of the Intellectual Property and identifies each license, agreement or other permission that GPSI or any of the GPSI Subsidiaries has granted to any third party with respect to any of the Intellectual Property (together with any exceptions thereto). Except as set forth on Section 4.17 of the GPSI Disclosure Schedule, GPSI and all of the GPSI Subsidiaries have made available to Parent correct and complete copies of all such patents, registrations, applications, licenses, agreements and permissions (as amended to date) and have made available to Parent correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4.17 of the GPSI Disclosure Schedule also identifies each trade name or unregistered trademark used by GPSI or any of the GPSI Subsidiaries. Except as set forth on Section
4.17 of the GPSI Disclosure Schedule, with respect to each item of Intellectual Property required to be identified therein: (i) to the Knowledge of GPSI, the item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge; (ii) no action, suit, proceeding, hearing, charge, complaint, claim or demand is pending or, to the Knowledge of GPSI, is threatened which challenges the legality, validity, enforceability, use or ownership of the item; and (iii) neither GPSI nor any of the GPSI Subsidiaries has licensed or permitted any third party to use any such item.

Section 4.18. Insurance.

     All material fire and casualty, general liability, product liability, and sprinkler and water damage insurance policies maintained by GPSI or any of the GPSI Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the Business and the properties and assets used therein, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect on GPSI and the GPSI Subsidiaries, taken as a whole. Section 4.18 of the GPSI Disclosure Schedule sets forth, with respect to each insurance policy maintained by GPSI or any of the GPSI Subsidiaries, the name of the insurance carrier, a description of the type of coverage, deductible amounts, limits on coverage and other material terms of the policy.

Section 4.19. Books and Records.

     The books of account, minute books, stock record books and other records of GPSI and each of the GPSI Subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the requirements relating to a system of internal accounting controls. To the Knowledge of GPSI, GPSI and each GPSI Subsidiary has made available to Parent for examination the originals or true and correct copies of all documents that Parent has requested in connection with the transactions contemplated by this Agreement.

Section 4.20. Accounts Receivable and Accounts Payable.

     Except as set forth on Section 4.20 of the GPSI Disclosure Schedule, the Accounts Receivable all have arisen from bona fide transactions with independent third parties in the ordinary course of Business and were, on the GPSI Financial Statements, subject to adequate reserves in accordance with and based upon GPSI's past practice. All Accounts Payable of GPSI and the GPSI Subsidiaries have arisen from bona fide transactions in the ordinary course of Business and are to be paid in accordance with normal trade practice.

Section 4.21. Material Contracts.

     (a) Section 4.21 of the GPSI Disclosure Schedule contains a true, correct and complete list of all Contracts (which term includes all amendments, modifications and supplements thereto and all side letters affecting the obligations of any party thereunder) to which GPSI or any of the GPSI Subsidiaries is a party or by which any of the properties or assets of GPSI or any of the GPSI Subsidiaries are bound that are, material to the Business, properties or assets of GPSI and the GPSI Subsidiaries taken as a whole, including, without limitation: (i) regardless of amount, employment, product design or development, personal services, consulting, non-competition, severance, golden parachute, or indemnification Contracts (including, without limitation, any Contract to which GPSI or any of the GPSI Subsidiaries is a party involving employees or Affiliates of GPSI or any of the GPSI Subsidiaries); (ii) regardless of amount, Contracts granting rights of first refusal or first negotiation; (iii) regardless of amount, partnership or joint venture agreements; (iv) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise; (v) Contracts or agreements with any Governmental Authority; (vi) Contracts relating to the purchase of goods, equipment or services used in support of the Business or operations of GPSI or any of the GPSI Subsidiaries of amounts in excess of $30,000 per year or having a duration in excess of one year; (vii) customer Contracts; (viii) regardless of amount, Contracts which contain covenants pursuant to which GPSI or any of the GPSI Subsidiaries has agreed not to compete with any Person or any Person has agreed not to compete with GPSI or any of the GPSI Subsidiaries; (ix) Contracts upon which any substantial part of the Business of GPSI and the GPSI Subsidiaries is dependent or which, if breached, could reasonably be expected to have a Material Adverse Effect on GPSI and the GPSI Subsidiaries, taken as a whole; and (x) all commitments and agreements, whether written or oral, to enter into any of the foregoing (collectively, the "GPSI Contracts").

     (b) Except as set forth in Section 4.21 of the GPSI Disclosure Schedule, each of the GPSI Contracts is valid, binding, in full force and effect and enforceable in accordance with its terms, and true and correct copies thereof (or, as to oral contracts, complete written descriptions thereof) have been delivered to Parent, and there is no existing default that has not been cured or waived under any GPSI Contract so listed by GPSI or any GPSI Subsidiary, as applicable, or, to the Knowledge of GPSI, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by GPSI or any of the GPSI Subsidiaries or, to the Knowledge of GPSI, any other party, that in any such case would have a Material Adverse Effect on the Business as currently conducted.

     (c) Except as set forth in Section 4.21 of the GPSI Disclosure Schedule, no party to any such GPSI Contract has given written notice to GPSI or any of the GPSI Subsidiaries of, or made, a claim against GPSI or any of the GPSI Subsidiaries with respect to any breach or default thereunder or, to the Knowledge of GPSI, threatened any of the foregoing.

     (d) Except as set forth in Section 4.4 of the GPSI Disclosure Schedule, the execution and delivery of this Agreement by GPSI does not, and the consummation of the transactions contemplated by this Agreement will not, result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require the consent or waiver under, any of the material terms, conditions or provisions of the GPSI Contracts identified in
Section 4.21 of the GPSI Disclosure Schedule that would have a Material Adverse Effect on the Business as currently conducted.

Section 4.22. Real or Personal Property.

     Except as set forth in Section 4.22 of the GPSI Disclosure Schedule, neither GPSI nor any of the GPSI Subsidiaries leases for a term of more than six months nor own any real or personal property.

Section 4.23. Vote Required.

     The affirmative vote of the holders of a majority of the outstanding shares of GPSI capital stock is the only vote of the holders of any class or series of GPSI's capital stock necessary to approve and adopt this Agreement and the Merger. GPSI has taken or will take all action necessary to have the holders of GPSI capital stock approve and adopt this Agreement and the Merger in accordance with the applicable provisions of this Agreement, the DGCL, the Certificate of Incorporation and Bylaws of GPSI and any other applicable governing instrument. In accordance with the applicable provisions of the DGCL, the Certificate of Incorporation and Bylaws of GPSI and any other applicable governing instruments, GPSI will receive a validly executed, non-unanimous written consent of the GPSI Signing Stockholders.

Section 4.24. Full Disclosure.

     No representation or warranty made by GPSI contained in this Agreement and no statement contained in any agreement, certificate or schedule furnished or to be furnished by GPSI or any of the GPSI Subsidiaries to Parent in, or pursuant to the provisions of, this Agreement, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

                                    ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                          PARENT AND MERGER SUBSIDIARY

     Parent and Merger Subsidiary represent and warrant to GPSI, jointly and severally, as follows:

Section 5.1. Organization and Authority of the Parent.

     Each of Parent and Merger Subsidiary is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Subsidiary has full corporate power to carry on its business as it is now being conducted and to own, operate and hold under lease its assets and properties as, and in the places where, such properties and assets now are owned, operated or held. Each of Parent and Merger Subsidiary is duly qualified as a foreign entity to do business, and is in good standing, in each jurisdiction where the failure to be so qualified would have a Material Adverse Effect on Parent or Merger Subsidiary, as the case may be. The copies of the Certificate of Incorporation and Bylaws of each of Parent and Merger Subsidiary, which have been delivered to GPSI, are complete and correct and in full force and effect on the date hereof, and no amendment or other modification has been filed, recorded or is pending or contemplated thereto.

Section 5.2. Capitalization.

     Parent's authorized equity capitalization consists of 6,000,000 shares of Parent Common Stock and 1,000,000 shares of preferred stock, $.01 par value per share ("Parent Preferred Stock"). As of the close of business on December 31, 2002, 1,874,974 shares of Parent Common Stock and no shares of Parent Preferred Stock were issued and 1,854,486 shares of Parent Common Stock and no shares of Parent Preferred Stock were outstanding and 20,488 shares of Parent Common Stock were held as treasury shares. Such shares of Parent Common Stock constituted all of the issued and outstanding shares of capital stock of Parent as of such date. Merger Subsidiary's authorized equity capitalization consists of 1,500 shares of Merger Subsidiary Common Stock. As of the close of business on the date hereof, 100 shares of Merger Subsidiary Common Stock were issued and outstanding and held by Parent. Such shares of Merger Subsidiary Common Stock constituted all of the issued and outstanding shares of capital stock of Merger Subsidiary as of such date. All issued and outstanding shares of Parent Common Stock and Merger Subsidiary Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, are not subject to and have not been issued in violation of any preemptive rights. Upon issuance to the GPSI Stockholders at the Effective Time in accordance with the terms of this Agreement, the shares of Parent Series A Preferred Stock shall be duly and validly issued, fully paid and non-assessable, and none of such shares of Parent Series A Preferred Stock shall be issued in violation of any preemptive or other right. Upon issuance of the shares of Parent Common Stock upon conversion of the shares of Parent Series A Preferred Stock pursuant to the terms of this Agreement and the Certificate of Designation, such shares of Parent Common Stock shall be duly and validly issued, fully paid and non-assessable, and none of such shares of Parent Common Stock shall be issued in violation of any preemptive or other right.

Section 5.3. Authority Relative to this Agreement.

     The execution, delivery and performance of this Agreement and of all of the other documents and instruments required hereby by Parent and Merger Subsidiary are within the corporate power and authority of Parent and Merger Subsidiary. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Parent and Merger Subsidiary and no other corporate proceeding on the part of Parent or Merger Subsidiary other than obtaining the Parent Stockholder Approval is necessary to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement and all of the other documents and instruments required hereby have been or will be duly and validly executed and delivered by Parent and Merger Subsidiary, as applicable, and (assuming the authorization, execution and delivery hereof and thereof by the Board of Directors of GPSI) constitute or will constitute valid, legal and binding agreements of Parent and Merger Subsidiary, enforceable against Parent and Merger Subsidiary in accordance with their respective terms.

Section 5.4. Consents and Approvals; No Violations.

     Except for (i) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware as required by the DGCL; (ii) obtaining the Parent Stockholder Approval and (iii) the filing with NASDAQ of a listing application covering the Registrable Securities or other shares of Parent Common Stock issuable upon conversion of the shares of Parent Series A Preferred Stock issuable hereunder, no filing or registration with, or notice to, and no Permit, authorization, consent or approval of, any public court, tribunal or administrative, governmental or regulatory body, agency or authority is necessary or required in connection with the execution and delivery of this Agreement by Parent and Merger Subsidiary or for the consummation by Parent and Merger Subsidiary of the transactions contemplated by this Agreement; provided that until the Shelf Registration Statement has become effective, the sale of shares of Parent Common Stock issuable upon conversion of the shares of Parent Series A Preferred Stock issuable hereunder may be restricted. Assuming that all filings, registrations, Permits, authorizations, consents and approvals contemplated by the immediately preceding sentence have been duly made or obtained, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by Parent and Merger Subsidiary will (x) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Subsidiary, (y) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, Contract or other instrument or obligation to which Parent or Merger Subsidiary is a party or by which Parent or Merger Subsidiary or any of their properties or assets may be bound or (z) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Merger Subsidiary or any of their properties or assets except, in the case of subsections (y) or (z) above, for violations, breaches or defaults that would not have a Material Adverse Effect on Parent or Merger Subsidiary and that will not prevent or delay the consummation of the transactions contemplated hereby; provided that until the Shelf Registration Statement has become effective, the sale of shares of Parent Common Stock issuable upon conversion of the shares of Parent Series A Preferred Stock issuable hereunder shall be restricted.

Section 5.5. SEC Documents.

     Parent has filed all required reports, schedules, forms, statements and other documents with the SEC under the Exchange Act since January 1, 1998 (such documents, together with all exhibits and schedules thereto and documents incorporated by reference therein collectively referred to herein as the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except for an arithmetic currency conversion error in Parent's quarterly report for the period ending September 30, 2001, which was subsequently corrected, the consolidated financial statements of Parent included in the Parent SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the

SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and other adjustments described therein).

Section 5.6. Fees and Expenses of Brokers and Others.

     Except for (i) the engagement by Parent of Davenport & Company LLC to deliver to Parent's Board of Directors an opinion as to the fairness, from a financial point of view, to Parent and the stockholders of Parent, other than Kirk and his Affiliates, of the acquisition of Landmark Scientific, Inc. ("Landmark") by Parent in exchange for the merger consideration to be paid by Parent to the holders of the shares of common stock of Landmark pursuant to the Landmark Merger Agreement, (ii) the engagement by Parent of Corporate Capital Consultants, Inc. to deliver to Parent's Board of Directors an opinion as to the fairness, from a financial point of view, to Parent and the stockholders of Parent, other than Kirk and his Affiliates, of the acquisition of GPSI by Parent in exchange for the Merger Consideration to be paid by Parent to the GPSI Stockholders and (iii) the engagement by Parent of Westminster Securities Corporation to assist Parent in a proposed PIPES offering, neither Parent nor Merger Subsidiary (a) has had any dealings, negotiations or communications with any broker, finder or investment banker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has retained any broker, finder or investment banker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

Section 5.7. Absence of Certain Events.

     Except as set forth in Section 5.7 of the Parent Disclosure Schedule or as reflected in a Parent SEC Document filed by, or a press release issued by, Parent prior to the date hereof, since April 1, 2002, Parent has not suffered any adverse change in its business, financial condition or results of operations that will have a Material Adverse Effect on Parent. Since April 1, 2002, Parent has conducted its business in the ordinary course and consistent with past practice and there has not been: (i) except for employment contracts with Israel
M. Stein, Emil Hugen and Andrian Tennyenhuis, copies of which have been provided by Parent to GPSI, any entry into any Contract or an amendment of any Contract between Parent on the one hand, and any of the executive officers or key employees or consultants of Parent on the other hand, providing for employment of any such officer or key employee or consultant or any general or material increase in the compensation, severance or termination benefits payable or to become payable by Parent to any of the executive officers or key employees or consultants of Parent (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense), or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement (including, without limitation, the granting of stock options or stock appreciation rights or the award of restricted stock) made to, for or with any such executive officer or key employee or consultant; (ii) any entry by Parent into any material Contract or transaction (including, without limitation, any borrowing, capital expenditure, sale of assets or any Lien (other than Permitted Liens) made on any of the properties or assets of Parent) other than in the ordinary and usual course of business, except for the Landmark Merger Agreement, the Elan Purchase Agreement and the other transactions associated with the financing thereof; (iii) any change in the accounting methods, principles or practices of Parent; (iv) any damage, destruction or loss, whether covered by insurance or not, having a Material Adverse Effect upon Parent; (v) any event, occurrence or action that has had or is reasonably likely to have a Material Adverse Effect on Parent; (vi) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to the Parent Common Stock, except for Parent's regular quarterly cash dividends and the 25% stock dividend paid on September 10, 2002 to holders of record of Parent Common Stock on August 26, 2002; (vii) any amendment of any material term of any outstanding equity security of Parent; (viii) any repurchase, redemption or other acquisition by Parent of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Parent; or (ix) any Contract to do any of the foregoing.

Section 5.8. Compliance with Law.

     Parent holds all Permits necessary for the lawful conduct of its business, except for failures to hold such Permits that would not have a Material Adverse Effect on Parent. Parent is in compliance with the material terms of the Permits, except where the failure so to comply would not have a Material Adverse Effect on Parent. The business of Parent is not being conducted in violation of any relevant Law, ordinance or regulation of any Governmental Authority except for violations or possible violations which do not have, and, could not reasonably be expected to have, a Material Adverse Effect on Parent. No investigation or review by any Governmental Authority with respect to Parent is pending or, to the Knowledge of Parent, threatened.

Section 5.9. Absence of Undisclosed Liabilities.

     Except as set forth in Section 5.9 of the Parent Disclosure Schedule, Parent does not have any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, required by GAAP to be set forth in a financial statement or in the notes thereto except liabilities, obligations or contingencies that (i) are accrued or reserved against in the balance sheet of Parent as of December 31, 2002, or (ii) were incurred after December 31, 2002 in the ordinary course of business and consistent with past practices.

Section 5.10. Environmental Laws and Regulations.

     Except as set forth on Section 5.10 of the Parent Disclosure Schedule:

     (a) Parent is in compliance with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by Parent of all Permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except where the failure so to comply would not have a Material Adverse Effect on Parent.

     (b) Parent has not received written notice of, or, to the Knowledge of Parent, is the subject of, any Environmental Claim.

     (c) There have been no releases or offsite shipments from any property owned by Parent of any hazardous, toxic or radioactive material, substance or wastes defined or regulated as such under the Environmental Law that would be reasonably likely to result in an Environmental Claim.

     (d) To the Knowledge of Parent, there are no circumstances that are reasonably likely to prevent or interfere with the material compliance with all Environmental Laws by Parent in the future.

     (e) There are no Environmental Claims that are pending or, to the Knowledge of Parent, threatened, against Parent or, to the Knowledge of Parent, against any Person whose liability for any Environmental Claim Parent has or may have retained or assumed either contractually or by operation of Law.

Section 5.11. Vote Required; Board Approval.

     (a) The affirmative vote of the holders of shares of Parent Common Stock representing the Parent Stockholder Approval is the only vote of the holders of any class or series of Parent capital stock necessary to approve and adopt the transactions contemplated by this Agreement.

     (b) A special committee of Parent's Board of Directors has unanimously recommended to the Parent's Board of Directors and Parent's Board of Directors (other than any interested director who abstained) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and in the best interests of Parent and its stockholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) resolved to recommend to its stockholders, subject to any required updates with respect to the fairness opinion, as appropriate, that they vote in favor of adopting and approving the transactions contemplated by this Agreement in accordance with the terms hereof.

Section 5.12. Parent Proxy Statement; PPM; Shelf Registration Statement.

     None of the information with respect to Parent to be included in the Parent Proxy Statement, the PPM or the Shelf Registration Statement will, in the case of the Parent Proxy Statement and the PPM or any amendments thereof or supplements thereto, at the time of the mailing of the Parent Proxy Statement or the PPM or any amendments thereof or supplements thereto, and at the time of the Parent Special Meeting, or in the case of the Shelf Registration Statement, at the time it becomes effective and as long as it continues to remain effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Parent Proxy Statement, the PPM and the Shelf Registration Statement will comply as to form in all material respects with the provisions of the

Exchange Act and the Securities Act, as applicable, and the rules and regulations promulgated thereunder, except that no representation is made by Parent with respect to information supplied in writing by Landmark, GPSI or any Affiliate of any of the foregoing for inclusion in the Parent Proxy Statement, the PPM or the Shelf Registration Statement.

Section 5.13. Litigation.

     There is no litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Parent, proposed or threatened that involves Parent and that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

Section 5.14. Employee Benefit Plans Matters.

     (a) Section 5.14 of the Parent Disclosure Schedule contains a true and complete list of (i) all employee welfare benefit and employee pension benefit plans as defined in sections 3(1) and 3(2) of ERISA, including, but not limited to, plans that provide retirement income or result in a deferral of income by employees for periods extending to termination of employment or beyond, and plans that provide medical, surgical, or hospital care benefits or benefits in the event of sickness, accident, disability, death or unemployment and (ii) all other material employee benefit agreements or arrangements (other than "payroll practices" under DOL Regulation Section 2510.3-1) that are currently in effect as of the date of this Agreement, or have been approved before this date but are not yet effective, for the benefit of any director, officer, employee or other service provider or any former director, officer, employee or other service provider (or any of their beneficiaries) of Parent (collectively, a "Parent Beneficiary", or with respect to which Parent may have any material liability ("Parent Benefit Plans").

     (b) With respect to each Parent Benefit Plan, Parent has heretofore made available to GPSI, as applicable, complete and correct copies of each of the following documents, if any, which Parent has prepared or has been required to prepare:

          (i) the Parent Benefit Plans and any amendments thereto (or if a Parent Benefit Plan is not a written agreement, a description thereof);

          (ii) the most recent annual Form 5500 reports filed with the IRS;

          (iii) the most recent statement filed with the DOL pursuant to 29 U.S.C. (S) 2520.104-23;

          (iv) the most recent annual Form 990 and 1041 reports filed with the IRS;

          (v) the most recent actuarial reports;

          (vi) the most recent reports prepared in accordance with Statement of Financial Accounting Standards No. 106;

          (vii) the most recent summary plan description and summaries of material modifications thereto;

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          (viii) the trust agreement, group annuity contract or other funding agreement that provides for the funding of the Parent Benefit Plan;

          (ix) the most recent financial statement;

          (x) the most recent determination letter received from the IRS; and

          (xi) any agreement pursuant to which Parent is obligated to indemnify any Person (including any indemnification agreements with directors of Parent).

     (c) All contributions and other payments, if any, required to have been made by Parent or any entity (whether or not incorporated) that is (or is required to be) treated as a single employer with Parent under Section 414 of the Code (a "Parent ERISA Affiliate") with respect to any Parent Benefit Plan (or to any person pursuant to the terms thereof) have been or will be timely made and all such amounts properly accrued through the date of the most recent Parent Financial Statements have been reflected therein.

     (d) The terms of all Parent Benefit Plans, if any, that are intended to be "qualified" within the meaning of Section 401(a) of the Code have received favorable determination letters from the IRS on the current forms of such Parent Benefit Plans or the applicable remedial amendment periods will not have ended prior to the Effective Time. Except as disclosed in Section 5.14 of the Parent Disclosure Schedule, to the Knowledge of Parent, no event or condition exists or has occurred that could cause the IRS to disqualify any Parent Benefit Plan that is intended to be qualified under Section 401(a) of the Code. Except as disclosed in Section 5.14 of the Parent Disclosure Schedule, with respect to each Parent Benefit Plan, Parent and each Parent ERISA Affiliate are in compliance in all material respects with, and each Parent Benefit Plan and related source of benefit payment is and has been operated in compliance with, its terms, all applicable Laws governing such plan or source, including, without limitation, ERISA, the Code and applicable local Law. To the Knowledge of Parent, except as set forth in Section 5.14 of the Parent Disclosure Schedule, no Parent Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the IRS, the DOL, or any other Governmental Authority or is scheduled to be subject to such an audit investigation or proceeding.

     (e) With respect to each Parent Benefit Plan, to the Knowledge of Parent, there exists no condition or set of circumstances that could subject Parent or any Parent ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable Law (including, without limitation, any liability to or under any such plan or under any indemnity agreement to which Parent or any Parent ERISA Affiliate is a party), which liability, excluding liability for benefit claims and funding obligations, each payable in the ordinary course, could reasonably be expected to have a Material Adverse Effect on Parent. No claim, action or litigation has been made, commenced or, to the Knowledge of Parent, threatened, by or against any Parent with respect to any Parent Benefit Plan (other than for benefits in the ordinary course) that could reasonably be expected to have a Material Adverse Effect on Parent.

     (f) Except as disclosed in Section 5.14 of the Parent Disclosure Schedule, no Parent Benefit Plan, if any, that is a "welfare benefit plan" (within the meaning of Section 3(1) of

ERISA) provides benefits for any retired or former employees (other than as required under Sections 601 et seq. of ERISA and Section 4980 of the Code or other applicable state or local Law that specifically mandates continued health coverage).

     (g) No Parent Benefit Plan is a "multiemployer plan" as defined in Section 3(3) of ERISA and neither Parent nor any Parent ERISA Affiliate has previously maintained or had an obligation to contribute to a "multiemployer plan" (as defined above).

     (h) Neither Parent nor any entity that was at any time during the six-year period ending on the date of this Agreement a Parent ERISA Affiliate has ever maintained, had an obligation to contribute to, contributed to, or had any liability with respect to any plan that is or was a pension plan (as defined in Section 3(2) of ERISA) that is or was subject to Title IV of ERISA.

Section 5.15. Tax Matters.

     Except as set forth in Section 5.15 of the Parent Disclosure Schedule:

     (a) Parent and its Subsidiaries are members of the affiliated group, within the meaning of Section 1504(a) of the Code, of which Parent is the common parent; such affiliated group files a consolidated federal income Tax Return; and neither Parent, any of its Subsidiaries, nor any entity to whose liabilities Parent or any of its Subsidiaries has succeeded, has filed a consolidated federal income Tax Return with (or been included in a consolidated return of) a different affiliated group than that of which Parent is the common parent;

     (b) Parent has timely filed or caused to be filed all material Tax Returns required to have been filed by or for it, and all information set forth in such Tax Returns is correct and complete in all material respects;

     (c) Parent has paid all material Taxes due and payable by it, except for those being contested in good faith;

     (d) the Parent Financial Statements fully and properly reflect, as of their dates, the liabilities of Parent for all Taxes for all periods ending on or before such dates;

     (e) there is no pending examination, administrative or judicial proceeding, or deficiency or refund litigation, with respect to any Taxes of Parent;

     (f) since April 16, 1997, Parent has not distributed to its stockholders or security holders stock or securities of a controlled corporation in a transaction to which Section 355(a) of the Code applies;

     (g) Parent is not, or has not been at any time within the last five years, a "United States real property holding corporation" for purposes of Section 897 of the Code; and

     (h) Parent has no Knowledge of any fact, nor has Parent taken any action, that would or would be reasonably likely to adversely affect the qualification of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

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Section 5.16. Listing.

     The Parent Common Stock is included in and listed on NASDAQ. The Parent is in compliance with the terms of its listing agreement with NASDAQ, NASDAQ's rules and NASDAQ's standards for continued listing and has complied or will timely comply with such agreement and such rules and standards in connection with the transactions contemplated by this Agreement. No proceeding is pending or, to the Knowledge of Parent, threatened relating to any unresolved violation of any of such items or delisting of the Parent's Common Stock and the Parent has no reason to believe that the Parent Common Stock will not continue to be so listed.

Section 5.17. Full Disclosure.

     No representation or warranty made by Parent contained in this Agreement and no statement contained in any agreement, certificate or schedule furnished or to be furnished by Parent to GPSI in, or pursuant to the provisions of, this Agreement, contains or shall contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in the light of the circumstances under which it was made, in order to make statements herein or therein not misleading.

                                   ARTICLE VI
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 6.1. Conduct of Business of GPSI.

     (a) During the period from the date of this Agreement to the Effective Time, unless Parent shall otherwise consent in writing and except for the Restructuring or as otherwise expressly contemplated or permitted by this Agreement, GPSI and the GPSI Subsidiaries will, to the extent permitted by this Agreement, operate the Business solely in the ordinary course, consistent with past practice and in good faith with the goal of preserving intact their assets and current business organizations, keeping available the services of their current officers and employees, maintaining the GPSI Contracts and preserving their relationships with customers, suppliers, creditors, brokers, agents and others with whom they have business dealings. Without limiting the generality of the foregoing, and except for the Restructuring or as otherwise expressly contemplated by this Agreement, or as agreed to in writing by Parent, GPSI agrees that, between the date hereof and the Effective Time, it shall not, and it shall cause each GPSI Subsidiary not to:

          (i) Except as set forth in Section 6.1(a)(i) of the GPSI Disclosure Schedule, issue, sell or grant any shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date hereof.

          (ii) (i) Split, combine, subdivide or reclassify any shares of its capital stock or (ii) declare, set aside for payment or pay any dividend or make any other distribution in respect of, any of its capital stock, or redeem or repurchase any of its capital stock.

          (iii) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization.

          (iv) Adopt any amendments to its Certificate of Incorporation or Bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure or ownership.

          (v) (i) Incur any additional indebtedness for money borrowed or guarantee any such indebtedness of another Person, (ii) enter into any "keep well" or other agreement to maintain any financial condition of another Person or (iii) enter into any arrangement having the economic effect of any of the foregoing.

          (vi) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner,
(i) any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof or
(ii) any assets that, individually or in the aggregate, are material to GPSI except (without limitation of Section 6.1(a)(viii) below but subject to Section 6.1(a)(ix)), in the ordinary course of Business consistent with past practice.

          (vii) Sell, lease, license or otherwise encumber or subject to any Lien (other than a Permitted Lien) or otherwise dispose of any of the properties or assets of GPSI or any GPSI Subsidiary that, individually or in the aggregate, are material to GPSI and the GPSI Subsidiaries, taken as a whole.

          (viii) Make or agree to make any capital expenditures not previously approved by the Board of Directors of GPSI in GPSI's 2003 capital budget as set forth in Section 6.1(a)(viii) of the GPSI Disclosure Schedule.

          (ix) Except as provided in this Agreement or in the ordinary course of Business, (i) enter into any Contract in excess of $50,000 individually or in the aggregate, or (ii) modify, amend or transfer in any respect or terminate any GPSI Contract or waive, release or assign any rights or claims thereunder.

          (x) Except as set forth in Section 6.1(a)(x) of the GPSI Disclosure Schedule and except as may be required by Law, (i) adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or other arrangement (including any GPSI Benefit Plan) for the benefit or welfare of any employee, officer, director or service provider or former employee, officer, director or service provider, (ii) increase the compensation or fringe benefits of any such individuals of GPSI, or (iii) except as provided in an existing GPSI Benefit Plan, increase the compensation or fringe benefits of any such individuals or pay any benefit not required by any existing plan, arrangement or agreement.

          (xi) Make any material change to its accounting methods, principles or practices, except as may be required by GAAP.

          (xii) Create, incur or assume any material Lien (other than a Permitted Lien) on any of its material assets.

          (xiii) Settle any litigation or waive, assign or release any rights or claims except in either case (i) in the ordinary course of Business and (ii) for any such settlement which (x) would not impose either restrictions on the conduct of the Business of GPSI or (y) for litigation items settled for money, involve in the aggregate in excess of $50,000 in cost to GPSI or any GPSI Subsidiary.

          (xiv) Pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of Business or in accordance with their terms.

Section 6.2. Conduct of Business of Parent.

     During the period from the date of this Agreement to the Effective Time, unless GPSI shall otherwise consent in writing and except for the transactions contemplated by the GPSI Merger Agreement, the Elan Purchase Agreement and the other transactions associated with the financing thereof and as otherwise expressly contemplated or permitted by this Agreement, Parent will, to the extent permitted by this Agreement, operate its business solely in the ordinary course, consistent with past practice and in good faith with the goal of preserving intact its assets and current business organizations, keeping available the services of its current officers and employees and preserving its relationships with customers, suppliers, creditors, brokers, agents and others with whom it has business dealings. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, or as agreed to in writing by GPSI, Parent agrees that Parent shall not other than in the ordinary course of business prior to the Merger Closing Date:

     (a) Issue, sell or grant any shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or any other securities in respect of, in lieu of, or in substitution for, shares outstanding on the date hereof.

     (b) (i) Split, combine, subdivide or reclassify any shares of its capital stock or (ii) declare, set aside for payment or pay any dividend, or make any other distribution in respect of, any of its capital stock, or redeem or repurchase any of its capital stock or any outstanding options, warrants or rights of any kind to acquire more than 5,000 shares of, or any outstanding securities that are convertible into or exchangeable for any shares of its capital stock, except (A) for repurchases of unvested shares in connection with the termination of a relationship with any employee, consultant or director pursuant to stock option or purchase agreements in effect on the date hereof or approved by GPSI and (B) for Parent's regular quarterly cash dividends.

     (c) Adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization.

     (d) Adopt any amendments to its Certificate of Incorporation or Bylaws or alter through merger, liquidation, reorganization, restructuring or in any other fashion its corporate structure or ownership.

     (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, (i) any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof or (ii) any assets that, individually or in the aggregate, are material to Parent except in the ordinary course of business consistent with past practice.

     (f) Make any change to its accounting methods, principles or practices, except as may be required by GAAP.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

Section 7.1. Parent Stockholder Meeting.

     Parent shall take all action necessary, in accordance with the DGCL and its Certificate of Incorporation and Bylaws, to duly call, give notice of, convene and hold the Parent Special Meeting (which may be combined with its annual meeting if it does not delay materially the Parent Special Meeting) as promptly as practicable, to consider and vote upon, among other things, the adoption and approval of the transactions contemplated by this Agreement as provided in this
Section 7.1, including the conversion of the Parent Series A Preferred Stock into Parent Common Stock. The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL, Parent's Certificate of Incorporation and Bylaws and NASDAQ rules and regulations or otherwise deemed desirable by Parent's Board of Directors. Parent will, through its Board of Directors, recommend to its stockholders approval of such matters, subject to receipt of any updates to applicable fairness opinions. Parent shall coordinate and cooperate with GPSI with respect to the timing of the Parent Special Meeting and shall use its best efforts to hold the Parent Special Meeting as soon as practicable after the date hereof.

Section 7.2. The Parent Proxy Statement.

     (a) Parent shall, as soon as practicable, prepare and file with the SEC a draft of the Parent Proxy Statement (in a form approved by Third Security, LLC, acting on behalf of the GPSI Stockholders, which approval may not be unreasonably withheld or delayed) for the Parent Special Meeting. Parent, GPSI and Third Security, LLC, acting on behalf of the GPSI Stockholders, shall cooperate to respond promptly to any comments made by the SEC with respect thereto.

     (b) Parent shall file the Parent Proxy Statement with the SEC, and shall

          (i) promptly advise Third Security, LLC, acting on behalf of the GPSI Stockholders, when Parent receives notice of any request by the SEC for an amendment to the Parent Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, and after consultation with Third Security, LLC, acting on behalf of the GPSI Stockholders, Parent shall respond promptly to any comments made by the SEC with respect thereto; provided, however, that Parent will not file any amendment or supplement to the Parent Proxy Statement without first furnishing to Third Security, LLC, acting on behalf of the GPSI Stockholders, a copy thereof for its review and will not file any such proposed amendment or supplement to which Third Security, LLC, acting on behalf of the GPSI Stockholders, reasonably and promptly objects; and

          (ii) cause the Parent Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder and cause the Parent Proxy Statement to be mailed to its stockholders at the earliest practicable time after the SEC completes its review of the Parent Proxy Statement, or if the SEC chooses not to review the Parent Proxy Statement, within 10 days after the date the SEC notifies Parent that it will not review the Parent Proxy Statement.

     (c) If, at any time when the Parent Proxy Statement is required to be delivered under the Exchange Act, any event occurs as a result of which the Parent Proxy Statement as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Parent Proxy Statement to comply with the Exchange Act or the rules promulgated thereunder, Third Security, LLC, acting on behalf of the GPSI Stockholders, will cooperate to permit Parent promptly to prepare and file with the SEC an amendment or supplement (in a form mutually agreeable to Parent and Third Security, LLC, acting on behalf of the GPSI Stockholders) that will correct such statement or omission or effect such compliance.

Section 7.3. PPM.

     (a) Parent shall, as soon as practicable, prepare a draft PPM and shall deliver the draft to Third Security, LLC for its review and comment on behalf of the GPSI Stockholders. Parent, GPSI and Third Security, LLC, acting on behalf of the GPSI Stockholders, shall cooperate and provide each other with such information as each party may reasonably request in connection with the preparation of the PPM. Prior to the dissemination of the PPM to the GPSI Stockholders, the PPM shall be in a form approved by Third Security, LLC and its counsel, which approval may not be unreasonably withheld or delayed. Parent shall deliver the PPM to the GPSI Stockholders at or before the time that it delivers the Parent Proxy Statement to its stockholders.

     (b) Each of the parties agrees that the information provided by it for inclusion in the PPM, at the time of its dissemination to the GPSI Stockholders and at the time of the Parent Special Meeting, (i) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations (including, without limitation, Regulation D) promulgated thereunder. Each of the parties agrees to promptly supplement, update and correct any information provided by it for use in the PPM if and to the extent that it is or shall have become incomplete, false or misleading. Parent shall have no obligation to supplement, update or correct the PPM after the expiration of the time period during which the GPSI Stockholders are entitled to exercise appraisal rights under the DGCL.

     (c) Third Security, LLC has agreed to coordinate on behalf of the GPSI Stockholders in connection with the PPM and the Shelf Registration Statement.

Section 7.4. Shelf Registration Statement.

     As soon as practicable following the Merger Closing Date, Parent shall prepare and file with the SEC a Shelf Registration Statement relating to, among other things, the offer and sale of the Registrable Securities by the GPSI Stockholders and shall use its best efforts to cause the SEC to declare such Registration Statement effective under the Securities Act as promptly as practicable after the Merger Closing Date. Parent shall notify the GPSI Stockholders in writing by certified mail, telecopy or e-mail notice that such Shelf Registration Statement has been declared effective by the SEC on the date of such declaration by the SEC. Parent agrees to keep such Shelf Registration Statement effective until the earlier of: (i) the passage of two years from the effective date of such Shelf Registration Statement; or (ii) the date on which all Registrable Securities may be resold by the GPSI Stockholders by reason of Rule 144(k) under the Securities Act or any other rule of similar effect.

Section 7.5. Obligations of Parent.

     (a) In connection with the registration of the Registrable Securities, Parent shall use its reasonable best efforts to:

          (i) (1) prepare and file with the SEC such amendments (including post-effective amendments) to the Shelf Registration Statement and supplements to the Prospectus as may be necessary to keep the Shelf Registration Statement continuously effective and in compliance with the provisions of the Securities Act applicable thereto so as to permit the Prospectus forming part thereof to be current and useable by the GPSI Stockholders for resales of the Registrable Securities for a period of two years from the date the Shelf Registration Statement is first declared effective by the SEC or such shorter period that will terminate when there are no Registrable Securities or all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant thereto in accordance with the plan of distribution provided in the Prospectus, transferred pursuant to Rule 144 under the Securities Act or otherwise transferred in a manner that results in the delivery of new securities not subject to transfer restrictions under the Securities Act (the "Registration Period") and (2) take all lawful action such that each of (A) the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and (B) the Prospectus forming part of the Shelf Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Parent's obligations hereunder shall terminate as to any investor at such time as such investor's Registrable Securities can be sold under Rule 144(k) or similar provision;

          (ii) During the Registration Period, comply with the provisions of the Securities Act with respect to the Registrable Securities of Parent covered by the Shelf Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the GPSI Stockholders as set forth in the Prospectus forming part of the Shelf Registration Statement;

          (iii) Furnish to each GPSI Stockholder whose Registrable Securities are included in the Shelf Registration Statement, (A) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by Parent, one copy of the Shelf Registration Statement, each Prospectus, and each amendment or supplement thereto, and (B) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as such GPSI Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such GPSI Stockholder;

          (iv) (1) Register or qualify the Registrable Securities covered by the Shelf Registration Statement under such securities or "blue sky" laws of all jurisdictions in which GPSI Stockholders are located requiring blue sky registration or qualification, (2) prepare and file in such jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (3) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (4) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that Parent shall not be required in connection with any of its obligations under this Section 7.5(a)(iv) to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.5(a)(iv), (B) subject itself to general taxation in any such jurisdiction or
(C) file a general consent to service of process in any such jurisdiction;

          (v) As promptly as practicable after becoming aware of such event, notify each GPSI Stockholder of the occurrence of any event, as a result of which the Prospectus included in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Shelf Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each GPSI Stockholder as such GPSI Stockholder may reasonably request;

          (vi) Notify each GPSI Stockholder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Shelf Registration Statement on the date of receipt of any such stop order or other suspension, and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

          (vii) Cause all the Registrable Securities covered by the Shelf Registration Statement to be listed, not later than the date that Shelf Registration Statement is declared effective by the SEC, on a principal national securities exchange, or included in an inter-dealer quotation system of a registered national securities association, on or in which securities of the same class or series issued by Parent are then listed or included;

          (viii) Maintain a transfer agent and registrar, which may be a single entity, for the Registrable Securities;

          (ix) Cooperate with the GPSI Stockholders who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Shelf Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the GPSI Stockholders reasonably may request and registered in such names as the GPSI Stockholders may request; and, within three business days after a registration statement which includes Registrable Securities is declared effective by the SEC, deliver and cause legal counsel selected by Parent to deliver to the transfer agent for the Registrable Securities (with copies to the GPSI Stockholders whose Registrable Securities are included in such registration statement) an appropriate instruction letter and, to the extent necessary, an opinion of such counsel;

          (x) Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the GPSI Stockholders of their Registrable Securities in accordance with the intended methods therefore provided in the Prospectus which are customary under the circumstances;

     (b) Duties of the GPSI Stockholders. In connection with the registration of the Registrable Securities, the parties hereto agree that:

          (i) It shall be a condition precedent to the obligations of Parent to complete the registration pursuant to this Section 7.5 with respect to the Registrable Securities of any GPSI Stockholder who elects to have its Registrable Securities registered by the Shelf Registration Statement that such GPSI Stockholder shall, in a timely manner, furnish to Parent such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall, in a timely manner, execute such documents in connection with such registration as Parent may reasonably request. At least 30 business days prior to the first anticipated filing date of the Shelf Registration Statement, Parent shall notify each GPSI Stockholder by mail at the address set forth on the stock ledger of GPSI regarding the information Parent requires from each such GPSI Stockholder (the "Requested Information") if such GPSI Stockholder elects to have any of its Registrable Securities included in the Shelf Registration Statement. If at least 20 business days prior to the anticipated filing date Parent has not received all the Requested Information from a GPSI Stockholder (a "Non-Responsive Person"), then Parent shall send each Non-Responsive Person a reminder of such information request. If at least 10 business days prior to the anticipated filing date Parent still has not received all the Requested Information from such Non-Responsive Person, then Parent may file the Shelf Registration Statement without including Registrable Securities of such Non-Responsive Person.

          (ii) Each GPSI Stockholder who elects to have any of its Registrable Securities included in the Shelf Registration Statement shall cooperate timely and fully in all reasonable respects with Parent in connection with the preparation and filing of the Shelf Registration Statement hereunder, unless such GPSI Stockholder has notified Parent in writing of its election to exclude all of its Registrable Securities from the Shelf Registration Statement; Parent shall, on its part, to the extent it received all Required Information from a GPSI Stockholder, ensure that Item 507 of Regulation S-K of the Securities Act (regarding information on the selling security holders) be complied with in connection with its preparation and filing of the Shelf Registration Statement hereunder.

          (iii) As promptly as practicable after becoming aware of such event, each GPSI Stockholder who elects to have any of its Registrable Securities included in the Shelf Registration Statement shall notify Parent of the occurrence of any event, as a result of which the Prospectus included in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (iv) Each GPSI Stockholder who elects to have any of its Registrable Securities included in the Shelf Registration Statement shall, upon receipt of any notice from Parent of the occurrence of any event of the kind described in
Section 7.5(a)(v) or 7.5(a)(vi), immediately discontinue its disposition of Registrable Securities pursuant to the Shelf Registration Statement covering such Registrable Securities until such GPSI Stockholder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7.5(a)(v) and, if so directed by Parent, such GPSI Stockholder shall deliver to Parent (at the expense of Parent) or destroy (and deliver to Parent a certificate of destruction) all copies in such GPSI Stockholder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

          (v) Parent shall file such amendment(s) to the Shelf Registration Statement as may be reasonably requested by a GPSI Stockholder holding in the aggregate 10% or more of the Registrable Securities at the expense of such GPSI Stockholder. Parent may require a reasonable cash deposit of its estimated costs before commencing such amendment and may reasonably delay such amendment to accommodate its other business activities and reporting requirements under the federal securities laws.

Section 7.6. NASDAQ Listing.

     Parent shall promptly prepare and submit to NASDAQ a listing application covering the Registrable Securities, and shall use its reasonable best efforts to obtain, prior to the effectiveness of the Shelf Registration Statement or as soon as reasonably practicable thereafter, approval for the quotation of such Parent Common Stock, subject to official notice of issuance, and GPSI and the GPSI Stockholders who elect to have any of their Registrable Securities included in the Shelf Registration Statement shall cooperate with Parent with respect to such application.

Section 7.7. Restructuring.

     On or prior to the Merger Closing, GPSI shall restructure GPSI and the GPSI Subsidiaries as described in Exhibit 7.7 hereto (the "Restructuring").

Section 7.8. Access to Information.

     Upon reasonable notice, GPSI and each GPSI Subsidiary and Parent shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access during normal business hours during the period from the date hereof to the Effective Time, to all of its properties, books, Contracts, commitments and records, and during such period, each of GPSI and Parent shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request; provided, however, that notwithstanding the foregoing provisions of this Section 7.8 or any other provision of this Agreement, neither GPSI nor Parent shall be required to provide to the other party any information that is subject to a confidentiality agreement and that relates primarily to a party other than GPSI, Parent or any Subsidiary or former Subsidiary of GPSI or Parent, but shall identify to the other party the type of document and counter party. Each of GPSI and Parent agrees that it will not, and it will cause its respective representatives not to, use any information obtained pursuant to this Section 7.8 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement or reasonably related to the operation of the business of Parent and its Subsidiaries. The Confidentiality Agreement, dated as of September 23, 2002 (the "Confidentiality Agreement"), by and between GPSI and Parent, shall apply with respect to information furnished by GPSI, Parent and their respective Subsidiaries and representatives thereunder or hereunder and any other activities contemplated thereby. The parties agree that this Agreement and the transactions contemplated hereby shall not constitute a violation of the Confidentiality Agreement and that the provisions hereof shall supersede all provisions of the Confidentiality Agreement in the event of a conflict.

Section 7.9. Reasonable Efforts; Notification.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, except to the extent otherwise required by United States regulatory considerations and otherwise provided in this Section 7.9, each of GPSI and Parent agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing, neither GPSI nor Parent shall be required to agree to any consent, approval or waiver that would require such party to take an action that would impair the value that such party reasonably attributes to the Merger and the other transactions contemplated thereby. In connection with and without limiting the foregoing, GPSI and its Board of Directors shall (1) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger and (2) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, take all action reasonably necessary to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger.

     (b) GPSI shall give prompt notice to Parent, and Parent shall give prompt notice to GPSI, of (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties or covenants or agreements of the parties or the conditions to the obligations of the parties hereunder.

Section 7.10. Fees and Expenses.

     The parties hereto agree that Parent shall bear all fees and expenses (including, but not limited to, the fees and expenses of accountants and attorneys) incurred by Parent or Merger Subsidiary in connection with this Agreement, the Merger, the Parent Proxy Statement, the PPM, the Shelf Registration Statement and the transactions contemplated hereby and thereby.

Section 7.11. Public Announcements.

     (a) Parent and GPSI will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior each party having had the opportunity to review and comment on such press release or public statement, except that each party may respond to questions from stockholders and may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable Law or by obligations pursuant to any listing agreement with the NASDAQ or any national securities exchange without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

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Section 7.12. Indemnification of Directors, Officers and Other Individuals.

     Parent and the Surviving Corporation agree that the indemnification obligations set forth in the Surviving Corporation's Certificate of Incorporation and Bylaws, in each case as of the date of this Agreement, shall survive the Merger and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner (other than as required by Law or recommended by the SEC, rating agency or the like) that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of GPSI or its Subsidiaries without the prior written consent of the persons affected.

Section 7.13. Agreement to Defend.

     In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable best efforts to defend against and respond thereto.

Section 7.14. Amendment of Schedules.

     GPSI shall promptly (and, in any event, within a reasonable time prior to Merger Closing) notify Parent of (a) any event that would render inaccurate in any material respect any representation or warranty of GPSI, or (b) any change or addition that GPSI proposes to make to any schedule to this Agreement. No notification made pursuant to this Section 7.14 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or to modify any of the schedules attached hereto unless Parent specifically agrees thereto in writing, nor shall any such notification be considered to constitute or give rise to a waiver by Parent of any condition set forth in this Agreement unless Parent specifically so agrees.

Section 7.15. Reorganization Status.

     Neither GPSI nor Parent shall, nor shall either of them permit any Affiliate to, take any actions that would, or would be reasonably likely to, adversely affect the status of the Merger as a "reorganization" within the meaning of Section 368(a) of the Code. GPSI, Parent, and their respective Affiliates shall use all reasonable efforts to achieve such result. Unless otherwise required by Law, each of GPSI, Parent, and their respective Affiliates shall (i) report the Merger on all Tax Returns as a reorganization within the meaning of Section 368(a) of the Code and (ii) not take any position or action that is inconsistent with the characterization of the Merger as such a reorganization in any audit, administrative proceeding, litigation or otherwise. For at least two years after the Effective Time, (A) Merger Subsidiary will not (and Parent will not cause or permit Merger Subsidiary to) (1) sell or otherwise dispose of a substantial part of its assets except in the ordinary course of business, (2) dissolve, (3) liquidate, or (4) merge into another entity (whether or not such entity is owned by Parent or any of Parent's Subsidiaries), and (B) Parent will not transfer any stock of Merger Subsidiary or cause or permit Merger Subsidiary to issue any stock to any Person other than Parent; provided, however, that nothing in this sentence shall prohibit Parent from pledging shares of capital stock of Merger Subsidiary or other assets of Merger Subsidiary to a financial institution as collateral in connection with a secured financing.

Section 7.16. Other Actions.

     Except as contemplated by this Agreement, neither Parent nor GPSI shall, and neither shall permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect (except to the extent any representation or warranty is already qualified by materiality in which case it shall be true in all respects) or in any of the conditions to the Merger set forth in Article VIII not being satisfied.

Section 7.17. Legends.

     All shares of Parent Series A Preferred Stock and Parent Common Stock issued upon conversion thereof to GPSI Stockholders hereunder shall be legended with a Securities Act legend and any legend required by the federal or state securities laws.

Section 7.18. Cash; Cancellation of Master Promissory Note.

     Prior to the Effective Time, GPSI shall issue 10,266, 10,266 and 9,239 shares of GPSI Common Stock to New River Management II, LP, Kirkfield, L.L.C., and RJK, L.L.C., respectively, for a purchase price per share of GPSI Common Stock of $97.41. The aggregate purchase price of $2,000,000 for the shares of GPSI Common Stock purchased by New River Management II, LP and Kirkfield, L.L.C. shall be paid in cash, and at the Effective Time, GPSI shall hold, in cash, the $2,000,000 of proceeds received upon the sale and issuance of such shares of GPSI Common Stock. The purchase price paid for the shares of GPSI Common Stock purchased by RJK, L.L.C. shall be paid by means of the delivery to, and cancellation by, GPSI of that certain Master Promissory Note, dated as of July 1, 2002, in the aggregate original principal amount of up to $2,000,000, issued by GPSI (f/k/a Clinical Chemistry Holdings, Inc.) to RJK, L.L.C. in connection with that certain Credit Agreement, dated as of July 1, 2002, between GPSI and RJK, L.L.C., and related Security Agreement, dated as of July 1, 2002, among RJK, L.L.C., GPSI and certain wholly owned subsidiaries of GPSI. On or prior to the Effective Time, (i) the aforementioned Master Promissory Note shall have been cancelled and all principal, interest and any other charges, now or hereafter due and payable thereunder shall be deemed to have been paid, satisfied and discharged in full, (ii) the related Credit Agreement and Security Agreement shall have been terminated, and (iii) all security interests, liens and encumbrances in connection with Master Promissory Note, Credit Agreement and Security Agreement shall have been terminated in its entirety.

                                  ARTICLE VIII
               CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

Section 8.1. Conditions Precedent to Obligations of Parent and Merger
             Subsidiary.

     The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

     (a) The representations and warranties of GPSI contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true and correct as of the Merger Closing Date in all material respects (except to the extent any representation or warranty is already qualified by materiality, in which case it shall be true and correct in all respects), except as otherwise contemplated or permitted by this Agreement, and Parent shall have received a certificate to that effect dated the Merger Closing Date and executed on behalf of GPSI by the chief executive officer.

     (b) Each of the covenants, agreements and obligations of GPSI to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time, and at the Merger Closing, GPSI shall have delivered to Parent a certificate to that effect.

     (c) Parent shall have received the opinion of Hunton & Williams, counsel to GPSI, dated the Merger Closing Date and addressed to Parent, reasonably satisfactory in form and substance to Parent and Parent's counsel.

     (d) The GPSI Signing Stockholders, acting by non-unanimous written consent, shall have adopted and approved this Agreement and the transactions contemplated hereby, including the Merger, as and to the extent required by, and in accordance with, the DGCL or other applicable Law, and by the provisions of any governing instruments.

     (e) There shall not be pending or threatened by any Governmental Authority any suit, action or proceeding (or by any other Person any pending suit, action or proceeding which has a reasonable likelihood of success) (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from Parent or Merger Subsidiary any damages that are material in relation to Parent and Merger Subsidiary taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Surviving Corporation or any of its Subsidiaries of any material portion of the Business or assets of GPSI, Parent or any of their respective Subsidiaries, to dispose of or hold separate any material portion of the Business or assets of GPSI, Parent or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit the Surviving Corporation or any of its Subsidiaries from effectively controlling in any material respect the Business or operations of GPSI or its respective Subsidiaries.

     (f) There shall have been no events, changes or effects with respect to GPSI having or which could reasonably be expected to have a Material Adverse Effect on GPSI and the GPSI Subsidiaries.

     (g) All proceedings, corporate or other, to be taken by GPSI and the GPSI Subsidiaries in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Parent and Parent's counsel, and GPSI and the GPSI Subsidiaries shall have made available to Parent for examination the originals or true and correct copies of all documents that Parent may reasonably request in connection with the transactions contemplated by this Agreement.

     (h) Parent shall have received from its financial advisor, Corporate Capital Consultants, Inc., a written opinion stating that the acquisition of GPSI by Parent in exchange for the Merger Consideration to be paid by Parent to the GPSI Stockholders is fair, from a financial point of view, to Parent and the stockholders of Parent, other than Kirk and his Affiliates.

     (i) GPSI and the GPSI Subsidiaries shall have completed the Restructuring.

Section 8.2. Conditions Precedent to Obligations of GPSI.

     The obligations of GPSI to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions precedent:

     (a) The representations and warranties of Parent and Merger Subsidiary contained in this Agreement (other than any representations and warranties made as of a specific date) shall be true and correct as of the Merger Closing Date in all material respects (except to the extent any representation and warranty is already qualified by materiality, in which case it shall be true and correct in all respects), except as otherwise contemplated or permitted by this Agreement, and GPSI shall have received a certificate to that effect dated the Merger Closing Date and executed on behalf of Parent by the chief executive officer.

     (b) Each of the covenants, agreements and obligations of Parent and Merger Subsidiary to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and at the Merger Closing, Parent and Merger Subsidiary shall have delivered to GPSI a certificate to that effect.

     (c) GPSI shall have received the opinion of Eckert Seamans Cherin & Mellott, LLC, counsel to Parent and Merger Subsidiary, dated the Merger Closing Date and addressed to GPSI, reasonably satisfactory in form and substance to GPSI and GPSI's counsel.

     (d) There shall not be pending or threatened by any Governmental Authority any suit, action or proceeding (or by any other Person any pending suit, action or proceeding which has a reasonable likelihood of success) (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from GPSI or any GPSI Subsidiary any damages that are material in relation to GPSI or such GPSI Subsidiary, (ii) seeking to prohibit or limit the ownership or operation by the Surviving Corporation or any of its Subsidiaries of any material portion of the Business or assets of GPSI, Parent or any of their respective Subsidiaries, to dispose of or hold separate any material portion of the Business or assets of GPSI, Parent or any of their respective Subsidiaries, as a result of the Merger or any of the other transactions contemplated by this Agreement or (iii) seeking to prohibit the Surviving Corporation or any of its Subsidiaries from effectively controlling in any material respect the Business or operations of GPSI or its respective Subsidiaries.

     (e) There shall have been no events, changes or effects with respect to Parent having or which could reasonably be expected to have a Material Adverse Effect on Parent.

     (f) All proceedings, corporate or other, to be taken by Parent and Merger Subsidiary on or prior to the Merger Closing Date in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to GPSI and GPSI's counsel, and Parent and Merger Subsidiary shall have made available to GPSI for examination the originals or true and correct copies of all documents that GPSI may reasonably request in connection with the transactions contemplated by this Agreement.

     (g) GPSI shall have received a copy of the written opinion of Corporate Capital Consultants, Inc., stating that the acquisition of GPSI by Parent in exchange for the Merger Consideration to be paid by Parent to the GPSI Stockholders is fair, from a financial point of view, to Parent and the stockholders of Parent, other than Kirk and his Affiliates.

     (h) The Certificate of Designations of the Parent Series A Preferred Stock shall have been properly filed with the Secretary of State of the State of Delaware and GPSI shall have received written evidence of such filing.

                                   ARTICLE IX
                         TERMINATION; AMENDMENT; WAIVER

Section 9.1. Termination.

     This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval of this Agreement, the Merger and the transactions contemplated hereby:

     (a) by mutual written consent of GPSI and Parent;

     (b) by Parent, if the GPSI Stockholder Approval is not obtained in accordance with the DGCL and the GPSI Certificate of Incorporation and Bylaws;

     (c) by either Parent or GPSI:

          (i) if any court of competent jurisdiction or any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger; or

          (ii) if the Merger shall not have been consummated on or before June 30, 2003, unless the failure to consummate the Merger is the result of a material breach of this Agreement by the party seeking to terminate this Agreement.

     (d) by Parent, if GPSI breaches in any material respect any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, which breach has not been cured within 30 days following receipt by GPSI of notice of breach or by the date specified in Section 9.1(c)(ii);

     (e) by GPSI, if Parent breaches in any material respect any of its representations or warranties herein or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement, which breach has not been cured within 30 days following receipt by Parent of notice of breach or by the date specified in
Section 9.1(c)(ii); and

     (f) by GPSI in the event that Parent fails to file the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with
Section 3.2 hereof within 24 hours of the Effective Time, unless the failure to file is the result of (i) the failure of GPSI to satisfy all of the conditions to the consummation of the Merger set forth in Section 8.1 or (ii) the office of the Secretary of State of the State of Delaware being closed, provided that the filing is completed as soon as practicable upon the reopening of such office.

Section 9.2. Effect of Termination.

     If this Agreement is so terminated and the Merger is not consummated, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers, employees, agents or stockholders, other than the confidentiality provisions of Section 7.8. Nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.

Section 9.3. Amendment.

     This Agreement and the Certificate of Merger may be amended by action taken by Merger Subsidiary, GPSI and Parent at any time before or after adoption of this Agreement by the stockholders of each of Parent and GPSI; provided, however, that after such stockholder approval no amendment shall be made which under applicable Law requires the approval of such stockholders without the approval of stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of both of the parties hereto.

Section 9.4. Extension; Waiver.

     At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto by the other party hereto or
(iii) waive compliance with any of the agreements or conditions contained herein by the other party hereto. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 9.5. Procedure for Termination, Amendment, Extension or Waiver.

     A termination of this Agreement pursuant to Section 9.1, an amendment of this Agreement pursuant to Section 9.3 or an extension or waiver pursuant to
Section 9.4 shall, in order to be effective, require in the case of Parent or GPSI, action by its respective Board of Directors or the duly authorized designee of such Board of Directors.

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.1. Entire Agreement; Assignment.

     This Agreement and the Confidentiality Agreement (a) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof and thereof, and (b) shall not be assigned by operation of Law or otherwise.

Section 10.2. Interpretation.

     Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. The table of contents and article and section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 10.3. Notices.

     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex, overnight delivery service from a national carrier or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          if to GPSI:

               Group Practices Services Incorporated
               1902 Downey Street
               Radford, Virginia 24141
               Attention:   Secretary
               Telephone:   (540) 633-7900
               Telecopy:    (540) 633-7939

          with a copy to:

               Hunton & Williams
               Riverfront Plaza, East Tower
               951 East Byrd Street
               Richmond, Virginia 23219
               Attention:   C. Porter Vaughan, III, Esq.
               Telephone:   (804) 788-8285
               Telecopy:    (804) 788-8218
          if to Parent or Merger Subsidiary:

               Novitron International, Inc.
               One Gateway Center
               Newton, MA 02458
               Attention:   Israel M. Stein, M.D.
               Telephone:   (617) 527-9933
               Telecopy:    (617) 527-8230

          with a copy to:

               Malman & Goldman, LLP
               152 West 52nd Street
               New York, New York 10019
               Attention:   Arthur B. Malman, Esq.
               Telephone:   (212) 397-1100
               Telecopy:    (212) 265-9078

          with a copy to:

               Eckert Seamans Cherin & Mellott, LLC
               Boston One International Place
               18th Floor
               Boston, MA 02110
               Attention:   Anil Khosla, Esq.
               Telephone:   (617) 342-6868
               Telecopy:    (617) 342-6899

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 10.4. Governing Law.

     This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof.

Section 10.5. Parties in Interest.

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that from and after the Merger Closing Date, each GPSI Stockholder shall be deemed to be a third-party beneficiary of this Agreement and entitled to bring a claim against Parent or Merger Subsidiary in connection with, as a result of, or with respect to, any breach of any agreement or covenant of Parent or Merger Subsidiary contained in this Agreement if such breach materially adversely affects such GPSI Stockholder; provided further, that Parent, Merger Subsidiary and a majority in interest of the GPSI Stockholders may mutually agree in writing to waive any such breach, agreement or covenant.

Section 10.6. Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Section 10.7. Severability.

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                            GROUP PRACTICE SERVICES INCORPORATED


                                            By: /s/ Randal J. Kirk
                                                --------------------------------
                                                Randal J. Kirk
                                                Chairman of the Board


                                            NOVITRON INTERNATIONAL, INC.


                                            By:  /s/ Israel M. Stein
                                                --------------------------------
                                                Israel M. Stein
                                                Chairman of the Board and Chief
                                                Executive Officer


                                            CLINICAL DATA INC.


                                            By:  /s/ Israel M. Stein
                                                --------------------------------
                                                Israel M. Stein
                                                Chairman of the Board and Chief
                                                Executive Officer